Filed pursuant to Rule (424)(b)(3)
Registration statement No. 333-178309

Prospectus

SUBSCRIPTION RIGHTS TO PURCHASE

UNITS CONSISTING OF AN AGGREGATE OF 1,200,000 SHARES OF

12% REDEEMABLE SERIES J PREFERRED STOCK AND 14,248,741 WARRANTS, EACH TO PURCHASE ONE SHARE OF COMMON STOCK AT A PRICE OF $0.51 PER SHARE

AT $0.65 PER UNIT

We are distributing to holders of our common stock, at no charge, subscription rights to purchase units. Each unit, which we refer to as a “unit” or “units,” consists of 0.02599 shares of our 12% Redeemable Series J preferred stock, which we refer to as the “Series J preferred stock” and 0.30861 warrants, each warrant entitling the holder to purchase one share of common stock at a price of $0.51 per share, which we refer to as “common stock warrants.” We refer to this offering as the “rights offering.” In the rights offering, you will receive one subscription right for each share of common stock owned at 5:00 p.m., New York City time, on July 23, 2012, the record date of the rights offering. The Series J preferred stock and common stock warrants comprising the unit will separate upon exercise of the rights and the units will not trade as separate securities.

Each subscription right, subject to certain limitations, will entitle you to purchase one unit at a subscription price of $0.65 per unit, which we refer to as the “basic subscription privilege.” If any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and allotment, to purchase unsubscribed units at the same subscription price of $0.65 per unit. To the extent that you properly exercise your rights for a number of units that exceeds the number of unsubscribed units that are available to you, any excess subscription payments will be returned to you as soon as practicable, without interest or penalty, following the expiration of the rights offering. You do not have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. However, because units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights you exercised, your ability to subscribe for units pursuant to the over-subscription privilege will be maximized if you exercise your basic subscription privilege in full and by purchasing rights from other holders and exercising those rights.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on August 17, 2012, but we may extend the rights offering for additional periods ending no later than October 17, 2012. Rights that are not exercised by the expiration date of the rights offering will expire and have no value.

If all of the subscription rights are exercised, we expect to receive net proceeds, after fees and expenses, of $28 million in the aggregate, or approximately $0.61 per share. We must use a portion of the proceeds to repay any amounts outstanding under our revolving loan facility from High River Limited Partnership, a related party, which could be up to $5 million. We intend to use the remaining net proceeds from this rights offering for general corporate and working capital purposes, and any acquisitions we may pursue, however, we have no current plans to pursue any specific acquisitions.

We have agreed with American Stock Transfer & Trust Company, LLC to serve as the subscription agent for the rights offering. The subscription agent will hold in escrow the funds we receive from subscribers until we complete the rights offering. We have agreed with Phoenix Advisory Partners to serve as information agent for the rights offering.

OUR BOARD OF DIRECTORS IS NOT MAKING A RECOMMENDATION REGARDING YOUR EXERCISE, SALE OR TRANSFER OF THE SUBSCRIPTION RIGHTS. You should carefully consider whether to exercise your subscription rights before the rights offering expires. Prior to the expiration of the rights offering, we plan to announce our financial results for the second quarter of 2012. All exercises of subscription rights are irrevocable.

THE PURCHASE OF UNITS CONSISTING OF SHARES OF OUR SERIES J PREFERRED STOCK AND OUR COMMON STOCK WARRANTS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 25 OF THIS PROSPECTUS.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “MOTR.” The last reported sales price of our common stock on July 23, 2012 was $0.51 per share and on June 14, 2012, we received a letter from Nasdaq advising that for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 5450(a)(1). We applied for listing of the Series J preferred stock on the Nasdaq Global Select Market under the symbol “MOTRP” and for listing of the common stock warrants on the Nasdaq Global Select Market under the symbol “MOTRW” beginning approximately three business days after expiration of the rights offering. The transferable subscription rights have been accepted for listing on the Nasdaq Global Select Market and we expect them to begin trading there under the symbol “MOTRR” on or about July 25, 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date of this rights offering. If the listing applications for the Series J preferred stock and the common stock warrants on the Nasdaq Global Select Market are not accepted, we intend to apply for quotation of the Series J preferred stock and the common stock warrants on the OTCQB market. If the applications for listing or quotation of the Series J preferred stock and the common stock warrants are not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). There is no guarantee that requests for listing or applications for quotation will be accepted. The Series J preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

This is not an underwritten offering. The rights, our shares of Series J preferred stock and our common stock warrants are being offered directly by us without the services of an underwriter or selling agent.

If you have any questions or need further information about this rights offering, please call Phoenix Advisory Partners, our information agent for the rights offering, at (800) 499-6377.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 24, 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus we may authorize to be delivered to you. We have not, and neither our subscription agent, American Stock Transfer & Trust Company, LLC, nor our information agent, Phoenix Advisory Partners, has authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus. We are not making an offer of securities in any state or other jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Further, you should not consider any information in this prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

Unless the context otherwise requires, the terms “Motricity,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Motricity, Inc. and its subsidiaries.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference in this prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the shares of our Series J preferred stock and our common stock warrants offered in the rights offering and common stock issuable upon the exercise of our common stock warrants.

What is the rights offering?

We are distributing to holders of shares of our common stock, at no charge, one subscription right that includes a basic subscription privilege to purchase one unit at a price of $0.65, per unit and an over-subscription privilege. Each unit consists of 0.02599 shares of our Series J preferred stock and 0.30861 warrants, each to purchase one share of our common stock at a price of $0.51 per share. The Series J preferred stock and the common stock warrants comprising the unit will separate upon subscription of the rights and the units will not trade as separate securities. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on July 23, 2012, the record date for the rights offering. The subscription period starts on the rights offering commencement date, July 24, 2012, and ends at 5:00 p.m., New York City time, on August 17, 2012, the expiration date of the rights offering, unless such date is extended by us to a date no later than October 17, 2012. The subscription rights have been accepted for listing on the Nasdaq Global Select Market and we expect them to begin trading there under the symbol “MOTRR,” on or about July 25, 2012. The shares of common stock to be issued upon exercise of the common stock warrants, like our existing shares of common stock, will be traded on the Nasdaq Global Select Market under the symbol “MOTR.” We also applied for listing of the Series J preferred stock on the Nasdaq Global Select Market under the symbol “MOTRP” and for listing of the common stock warrants on the Nasdaq Global Select Market under the symbol “MOTRW” beginning approximately three business days after expiration of the rights offering. As described below, you may exercise your subscription rights for a number of units less than, equal to or greater than the number granted to you under your basic subscription privilege. Additionally, you may choose not to exercise any of your subscription rights.

Why are we engaging in a rights offering and how will we use the proceeds from the rights offering?

We expect to receive net proceeds from the rights offering of approximately $28 million, after deducting fees and expenses. We must use a portion of the proceeds to repay any amounts outstanding under our revolving loan facility from High River Limited Partnership (“High River”), which could be up to $5 million, though we have not yet drawn on the revolving loan facility. We intend to use the remaining net proceeds from this rights offering for general corporate and working capital purposes. Those purposes may include any acquisitions we may pursue; however, we have no current plans to pursue any specific acquisitions.

We believe that our future cash flow from operations, available cash and cash equivalents will be sufficient to meet our liquidity needs for the next twelve months. However this may not be the case. Our longer-term liquidity, including our ability to repay our term loan and amounts drawn under our revolving credit facility when due depends on our ability to raise additional capital, including in this rights offering and on us not experiencing any events that may accelerate the payment of our term loan and revolving credit facility. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path, the effect of any financing alternatives we may pursue and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan. See “Prospectus Summary—Our Company—Recent Developments—Strategic Review” and—“Liquidity and Capital Resources”.

If we are unable to raise sufficient funds in this rights offering or in an alternative financing on acceptable terms, if at all, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our term loan and amounts drawn under our revolving credit facility when due. Our failure to do so could result, among other things, in a default under our term loan and any amounts drawn under our revolving credit facility, loss of our customers and a loss of your entire investment. Our Series J preferred stock is redeemable at the option of the holders, if we (i) undergo a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers, which cause a change of 20% or more of the voting power of our company, (ii) experience an ownership change (within the meaning of Section 382 of the U.S. Internal Revenue Code of 1986 as amended (the “Code”)) which results in a substantial limitation on our ability to use our net operating losses and related tax benefits, or (iii) do not implement measures intended to preserve the use of our net operating losses and related tax benefits by restricting direct or indirect transfers of our common stock to the extent such transfers would affect the percentage of stock that is treated as owned by a five percent stockholder or (the “NOL Protective Measures”) within 180 days from the date the shares of Series J preferred stock are first issued. See “Description of the Company’s Securities—Series J Preferred Stock.” Our term loan and revolving credit facility may be accelerated, if the right of our Series J preferred stockholders to require us to redeem their shares of Series J preferred stock is triggered or if we experience an ownership change (within the meaning of Section 382 of Code) as described above. We may not have sufficient capital to redeem our Series J preferred stock, if the holders of our Series J preferred stock require us to do so, to repay our term loan and amounts drawn under our revolving credit facility if accelerated or to continue normal operations. Our ability to meet our liquidity needs or raise additional funds may also be impacted by the legal proceedings we are subject to, described in “Prospectus Summary—Recent Developments.” Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see our risk factor regarding liquidity in the section titled “Risk Factors.”

We have chosen to raise up to $30 million in new capital through a rights offering to allow our existing stockholders to purchase our Series J preferred stock and our common stock warrants based on their pro rata ownership percentage without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

What is the basic subscription privilege?

Each subscription right will entitle the holder thereof to a basic subscription privilege, subject to certain limitations, to purchase one unit consisting of 0.02599 shares of our Series J preferred stock and 0.30861 common stock warrants, each to purchase one share of our common stock at a price of $0.51 per share at a subscription price of $0.65 per unit. For each share you own as of the record date for the rights offering, your basic subscription privilege gives you the opportunity to purchase one unit consisting of 0.02599 shares of our Series J preferred stock and 0.30861 warrants, each warrant entitling the holder to purchase one share of our common stock at a price of $0.51 per share. For example, if you owned 100 shares of common stock as of the record date, you would have received 100 subscription rights and would have the opportunity to purchase 100 units for $0.65 per unit (or a total payment of $65.00), which in the aggregate consists of 2.599 shares of our Series J preferred stock and 30.861 common stock warrants. You may exercise all or a portion of your basic subscription privilege, or you may choose not to exercise any basic subscription privilege at all. In addition, you may purchase rights from others and exercise all or a portion of those rights, or you may seek to sell all or a portion of your rights. The subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

We will not issue or pay cash in place of fractional rights, fractional units, fractional warrants, or fractional shares of Series J preferred stock. Instead, we will round down any fractional rights to the nearest whole right, any resulting units to the nearest whole unit, any fractional warrants to the nearest whole warrant and any fractional shares of Series J preferred stock to the nearest whole share. If you hold a Motricity stock certificate, the number of units you may purchase pursuant to your basic subscription privilege is indicated on the rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”), you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee record holder for each share of our common stock that you own as of the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible. The number of units you may purchase in the rights offering may be subject to certain limitations as described in this prospectus.

What is the over-subscription privilege?

If any holders of subscription rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $0.65 per unit. We refer to this opportunity to purchase additional units at the subscription price as the “over-subscription privilege.” Fractional units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned as soon as practicable, without interest or penalty, following the expiration of the rights offering. You do not have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. However, because units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for units pursuant to the over-subscription privilege will be maximized if you exercise your basic subscription privilege in full and by purchasing rights from other holders and exercising those rights. You should indicate on your subscription rights certificate, or the form provided by your nominee (if your shares are held in the name of a nominee), how many additional units you would like to purchase pursuant to your over-subscription privilege.

If sufficient units are available, we will seek to honor your over-subscription requests in full. If, however, over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the expiration date of the rights offering, relative to the number of rights properly exercised as of the expiration date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). If this pro rata allocation results in any holder of rights being allocated a greater number of units than that holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only that number of units for which the holder oversubscribed, and the remaining units will be allocated among all other holders exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others) on the same pro rata basis described above. The proration process will be repeated until all units have been allocated. Fractional units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole unit.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed units prior to the expiration of the rights offering, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of units that may be available to you (i.e., for the maximum number of units available to you, assuming you exercise all of your basic subscription privilege in full and are allotted the full amount of your over-subscription request). See “The Rights Offering—Subscription Rights—Over-Subscription Privilege” in this prospectus.

We will return to you any excess subscription payments, without interest or penalty, as soon as practicable after the over-subscription allocation is final.

Are there any limits on the number of units I may purchase in the rights offering or the number of shares I may own as a result of the rights offering?

Yes. You may only purchase the number of whole units consisting of shares of Series J preferred stock and common stock warrants purchasable upon exercise of the basic subscription privilege included in the subscription rights distributed to you in the rights offering, or purchased by you as a result of buying subscription rights, plus the maximum amount of over-subscription privilege units available, if any. Accordingly, the number of units that you may purchase in the rights offering is limited by the number of shares of our common stock you hold on the record date, by the number of rights purchased by you as a result of buying subscription rights, and by the extent to which other stockholders exercise their subscription rights, which we cannot determine prior to completion of the rights offering. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

You may not purchase a number of units where such purchase would result in you becoming a direct or indirect owner of more than 50% of the common stock, as determined under Section 382 of the Code and the Treasury Regulations promulgated thereunder, including but not limited to Section 1.382-4(b)(4). Under U.S. federal income tax law, we can carry forward U.S. net operating losses as potential tax deductions until they expire. As of December 31, 2011, we had net operating loss carryforwards totaling approximately $238 million. The benefit of the net operating losses to us can be reduced or eliminated under Section 382 of the Code, if we experience an “ownership change,” as defined in Section 382 of the Code. An ownership change can occur through one or more acquisitions of our stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders increase their ownership of our stock, within the meaning of Section 382, by more than 50 percentage points within a three-year period. Based upon information available to us as of the date of this prospectus, we believe that the completion of the rights offering will not result in an ownership change. We cannot assure that prior to the completion of the rights offering stockholders or groups of stockholders will not have increased their ownership of stock, or that additional facts may otherwise come to light, and we reserve the right to reduce the size of the rights offering or change the composition of the unit if we determine that such change is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. We thus further reserve the right to reduce the size of the rights offering or change the composition of the unit if we determine that such change is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. If we reduce the size of the offering, we will first reduce or eliminate the number of units that may be purchased upon exercise of the over-subscription privilege, and second, if the elimination of the over-subscription privilege is not sufficient, the number of units that may be acquired upon exercise of the basic subscription privilege. Such reductions will be made pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege or basic subscription privilege, as applicable, in proportion to the number of units they otherwise would have been allocated upon exercise of such privilege had the offering size remained unchanged. If we choose to change the composition of the unit, we will give the opportunity to anyone who has previously subscribed for units to revoke their subscription. We reserve the right to request information from holders of subscription rights who elect to exercise their rights with respect to their stock ownership as a condition to acceptance of their exercise of their rights so as to permit us more to accurately exercise our discretion to preserve our tax benefits.

Will there be a backstop to the rights offering or other guarantee that it will be sufficiently subscribed?

No. There will be no backstop or other guarantee to the rights offering. This means that the rights offering may not be sufficiently subscribed or subscribed at all. Therefore, we may not raise sufficient capital (or any capital) from the rights offering to meet our capital needs and execute on our longer term business plan or to pursue other strategic opportunities. In addition, there is no minimum proceeds condition to the rights offering and we may consummate the rights offering even if the amount of proceeds does not meet our financing goals. However, if we issue any securities in this rights offering, we will issue all securities in respect of rights that are properly exercised prior to the expiration date of the rights offering, whether exercised in respect of the basic subscription privilege or the over-subscription privilege.

What are the material terms of our Series J preferred stock offered in this rights offering?

Our Series J preferred stock will rank senior to our common stock. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Series J preferred stock. The liquidation preference of the Series J preferred stock will be initially $25 per share. On a quarterly basis, our board of directors may, at its sole discretion, cause a dividend with respect to the Series J preferred stock to be paid in cash to the holders (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock in an amount equal to 3.0% of the liquidation preference, as in effect at such time (initially $25 per share) and (ii) thereafter in an amount equal to 3.5% of the liquidation preference, as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased quarterly (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock, by an amount equal to 3.0% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date and (ii) thereafter by an amount equal to 3.5% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date. The liquidation preference of the Series J preferred stock will be initially $25 per share. If the dividend is not so paid in cash, the liquidation preference will be adjusted quarterly by in kind dividends as described above. The accretion will continue until the shares are redeemed, or until we liquidate, dissolve, or wind-up our affairs at which time the Series J preferred stock will have a preference in respect of assets available for distribution to our stockholders. Due to our ability to pay dividends on our Series J preferred shares in kind by increasing the liquidation preference of our Series J preferred shares, the repayment of principal and the payment of accrued dividends in cash may be deferred until the final maturity of the Series J preferred stock. No plan, arrangement or agreement is currently in place that would prevent us from paying dividend with respect to the Series J preferred stock in cash. We may, at our option, at any time, redeem our shares of Series J preferred stock at a redemption price equal to 100% of the liquidation preference per share, as in effect at such time. The Series J preferred stock is also redeemable at the option of the holders if we (i) undergo a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers, which cause a change in 20% or more or the voting power of our company, (ii) experience an ownership change (within the meaning of Section 382 of the Code) which results in a substantial limitation on our ability to use our net operating losses and related tax benefits, or (iii) do not implement NOL Protective Measures within 180 days from the date the shares of Series J preferred stock are first issued. A holder of our Series J Preferred Stock, who causes an ownership change, which results in a substantial limitation on our ability to use our net operating losses and related tax benefits or whose shares have not been voted in favor of the NOL Protective Measures, cannot require redemption of his shares upon such a triggering event. The Series J preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock. Further, the shares of Series J preferred stock have limited voting rights and are only entitled to vote on the NOL Protective Measures and a change of the Company’s name brought before our stockholders for a vote within 180 days from the date on which the shares are issued and matters directly affecting the rights of the Series J preferred stock.

What are the material terms of our common stock warrants?

The common stock warrants are initially exercisable for an aggregate of 14,248,741 shares of our common stock. The initial exercise price, subject to adjustment, is $0.51 per share of our common stock. The number of shares subject to the common stock warrant and the exercise price is subject to certain adjustments in connection with a stock split, a stock dividend, a subdivision, combination or recapitalization of our common stock. Subject to state securities laws, the common stock warrant may be exercised at any time after the date of issuance until any time on or before 5:00 pm, New York City time on or before the fifth anniversary of the closing of this rights offering. The holders of the common stock warrants do not have voting rights or other rights as a shareholder before (and then only to the extent) the common stock warrants have been exercised. Upon a capital reorganization, reclassification of our securities, consolidation or merger of our company resulting in a change of 50% the voting power of company, a sale of substantially all of our assets or a similar transaction requiring stockholder approval shall be effected, the holders of the common stock warrants shall be required to exercise the common stock warrants immediately prior to the closing of the transaction, or such common stock warrants shall automatically expire. The holders of common stock warrants also agree to be bound by any restrictions on transfer generally imposed on our capital stock through the NOL Protective Measures. Holders of the common stock warrants may be restricted from exercising their common stock warrants if such exercise would result in the holder becoming the direct or indirect owner of more than 48.75% of the common stock, as determined under Section 1.382-4(b)(4) of the Treasury Regulations promulgated under the Code and such exercise would result in an ownership change (within the meaning of Section 382 of the Code) which results in a substantial limitation on our ability to use our net operating losses and related tax benefits. In addition if we are not able to list our common stock warrant on the Nasdaq Global Select Market they may be subject to transfer restrictions in certain states, and, for example, the common stock warrants may not be transferred to, or exercised by, residents of Florida.

How was the $0.65 per unit subscription price, the dividend rate for and other terms of the Series J preferred stock, exercise price for and other terms of the common stock warrants determined?

In determining the subscription price, the composition of the unit and the terms of the Series J preferred stock and common stock warrants, our board of directors, based on the recommendation by a special committee (which received advice from an independent financial advisor and also sought and received input on the terms of the securities to be issued from our largest stockholder, Mr. Carl C. Icahn, who as of July 23, 2012 controlled approximately 16.5% of the voting power of our common stock), considered a number of factors, including, without limitation:

•	the price at which our stockholders might be willing to participate in the rights offering;

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions;

•	historic and current trading prices for our common stock;

•	the terms of the Series J preferred stock and the common stock warrants; and

•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

Based on these considerations and the recommendation of the special committee, our board of directors determined that the subscription price should be equal to $0.65 per unit, that each unit should be comprised of 0.02599 shares of Series J preferred stock and 0.30861 common stock warrants and the terms of the Series J preferred stock and the common stock warrants. There was no formula used in determining the subscription price or the terms of the Series J preferred stock or the common stock warrants. Our special committee received advice, but we did not receive a fairness opinion from a financial advisor in making this determination. The $0.65 per unit price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value, and may or may not be considered the fair value of the units to be offered in the rights offering. See “The Rights Offering—Determination of Subscription Price” in this prospectus.

The price per unit in the rights offering may not be indicative of the market value of the subscription rights, the shares of our Series J preferred stock or the common stock warrants. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock and the common stock warrants there has been no market for those securities and you may not be able to sell shares of our Series J preferred stock or the common stock warrants at a price you believe may be indicated by the price per unit, if at all. Further, our Series J preferred stock and the common stock warrants will each be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of or the trading market for the shares of our common stock or shares of our Series J preferred stock or the common stock warrants issued in the rights offering. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering. Additionally, we cannot assure that the applications for listing of the Series J preferred stock and common stock warrants on the Nasdaq Global Select Market will be accepted. If those listing applications are not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the Series J preferred stock and the common stock warrants trade on the OTCQB. The OTCQB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Global Select Market or other national exchanges. Securities traded on the OTCQB are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. Therefore, prices for securities traded solely on the OTCQB may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. Further, there is no assurance that the application for quotation of those securities in the OTCQB will be accepted. If the Series J preferred stock and the common stock warrants are not listed on the Nasdaq Global Select Market or quoted on the OTCQB, you may not be able to sell those securities.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change and you will not be issued any shares of our Series J preferred stock or common stock warrants. Furthermore, if you choose not to exercise your subscription rights in full, your ownership interest in Motricity will be diluted by other stockholders’ purchases and may be further diluted if our common stock warrants are exercised or if we pay a dividend on our Series J preferred stock in kind.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment, including final clearance of any uncertified check, before the rights offering expires on August 17, 2012, at 5:00 p.m., New York City time, unless such date is extended by us to a date no later than October 17, 2010. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration date of the rights offering, we currently do not intend to do so.

Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer or sell my subscription rights if I do not want to purchase units?

The subscription rights have been accepted for listing on the Nasdaq Global Select Market and we expect them to begin trading there under the symbol “MOTRR,” beginning on or about July 25, 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. Therefore, we expect that the subscription rights on the Nasdaq Global Select Market will be transferable during the subscription period. If the approval for listing our subscription rights is withdrawn prior to the expiration of the subscription period, the subscription rights will, in most states, be transferable during the subscription period irrespective of whether the rights are quoted on the OTCQB market or not. Transferees of subscription rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, custodian bank or other nominee, which may charge a transaction fee or commission to sell rights. The subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of or the trading market for the subscription rights. Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate.

For additional information regarding limitations under state securities laws which may restrict certain holders from participating in the rights offering or from transferring subscription rights, see “Questions and Answers Related to the Rights Offering—Are there limitations to this rights offering under state securities laws?”

Are we requiring a minimum overall subscription to complete the rights offering?

No. There is no individual minimum subscription requirement in the rights offering, and there is no minimum aggregate subscription requirement to complete the rights offering. However, if we issue any securities in this rights offering, we will issue all securities in respect of rights that are properly exercised prior to the expiration date of the rights offering, whether exercised in respect of the basic subscription privilege or the over-subscription privilege.

Can we cancel or extend the rights offering?

Generally, we cannot cancel the rights offering once it has commenced. Our board of directors may decide to extend the rights offering for additional periods ending no later than October 17, 2012, although we do not presently intend to do so.

Has the board of directors made a recommendation to stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights. Stockholders who exercise subscription rights will incur investment risk on new money invested. The subscription price per unit may not be indicative of the market value of the subscription rights, our common stock or Series J preferred stock or our common stock warrants. We cannot predict the price at which the subscription rights, our shares of common stock or shares of our Series J preferred stock or our common stock warrants will trade after the offering. Furthermore, a liquid trading market may not develop or be maintained for the subscription rights, our Series J preferred stock or our common stock warrants. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock and our common stock warrants there has been no market for those securities and you may not be able to sell shares of our Series J preferred stock or our common stock warrants at a price you believe may be indicated by the price per unit, if at all. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference in, this prospectus, as it may be supplemented.

Will our directors, executive officers or significant stockholders participate in the rights offering?

Our directors and executive officers who own shares of our common stock and significant stockholders are permitted, but not required, to participate in this rights offering, including by purchasing rights from other holders and exercising those rights.

We have sought and received input from our largest stockholder (Mr. Carl C. Icahn, who as of July 23, 2012 controlled approximately 16.5% of the voting power of our common stock) on the terms of the securities to be issued in this rights offering, but at this time, we do not know whether our significant stockholders will participate in the rights offering, including by purchasing rights from other holders and exercising those rights. We also do not know whether any of our directors or executive officers will participate in this rights offering.

Any director, executive officer or significant stockholder who subscribes for units in the rights offering will pay $0.65 per unit, the same price paid by all other persons who purchase units by exercising their subscription rights in the rights offering.

Are there limitations to this rights offering under state securities laws?

The subscription rights have been accepted for listing on the Nasdaq Global Select Market and, as such, under Section 18 of the Securities Act, will be a covered security and therefore exempt from state securities regulation. If the common stock warrants are also listed on the Nasdaq Global Select Market, the they too will be a covered security and exempt from state securities regulation. This “blue sky” state exemption for the subscription rights is important because, it enables us to offer the rights to all holders of our common stock, regardless of the regulations in the holders’ states of residency. We currently intend to proceed with the rights offering even if we do not obtain listing for the Series J preferred stock and/or the common stock warrants on the Nasdaq Global Select Market. Because our common stock is currently listed on the Nasdaq Global Select Market, the Series J Preferred Stock will be treated as a preferred security that is senior to our common stock and therefore will also be a covered security, which is exempt from state securities regulation.

If we are not successful in listing the common stock warrants on the Nasdaq Global Select Market, we intend to rely upon other exemptions under state securities laws to enable us to proceed with the rights offering, and we have made filings under certain state securities laws to enable us to do so. Furthermore, our common stock warrants may be subject to transfer restrictions in certain states, and, for example, the common stock warrants may not be transferred to, or exercised by, residents of Florida. We have the discretion to delay or to refuse to distribute any securities underlying units you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Motricity stock certificate and you wish to participate in the rights offering, you must deliver a properly completed and signed rights certificate, together with payment of the purchase price, to the subscription agent before 5:00 p.m., New York City time, on August 17, 2012, the expiration date of the rights offering, unless such date is extended by us to a date no later than October 17, 2012. If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to Motricity, Inc. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., New York City time, on August 17, 2012, unless such date is extended by us to a date no later than October 17, 2012.

If you send a payment that is insufficient to purchase the number of units you requested, or if the number of units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of units under the over-subscription privilege and the elimination of fractional units and fractional shares.

What should I do if I want to participate in the rights offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. If you wish to purchase units in the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from Motricity. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date of the rights offering.

What form of payment is required to purchase the units offered in this rights offering?

Except as set forth in the section called “Use of Proceeds,” payments submitted to the subscription agent must be made in full in U.S. currency by:

•	certified or uncertified check drawn against a U.S. bank payable to “American Stock Transfer & Trust Company, LLC (acting as Subscription Agent for Motricity, Inc.)”;

•	bank draft (cashier’s check) drawn against a U.S. bank payable to “American Stock Transfer & Trust Company, LLC (acting as Subscription Agent for Motricity, Inc.)”;

•	U.S. postal money order payable to “American Stock Transfer & Trust Company, LLC (acting as Subscription Agent for Motricity, Inc.)”; or

•	wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering, JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO Motricity, Inc., with reference to the rights holder’s name.

To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering. Any uncertified check used to pay for units in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require several business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and may not receive the shares underlying the units you wish to purchase.

When will I receive my shares of Series J preferred stock and my common stock warrants?

If you purchase units in the rights offering by timely submitting a rights certificate and payment, we will mail you share certificates or DRS statements for the shares of Series J preferred stock and common stock warrants as soon as practicable after the completion of the rights offering. Until your share certificates and DRS statements are received, you may not be able to sell the securities acquired in this rights offering. If your shares as of the record date were held by a broker, dealer, custodian bank or other nominee, and you participate in the rights offering, you will not receive share certificates for your new shares or common stock warrants. Your custodian bank, broker, dealer or other nominee will be credited with the shares of Series J preferred stock and common stock warrants underlying the units you purchase in the rights offering as soon as practicable after the completion of the rights offering.

After I send in my payment and rights certificate to the subscription agent, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase units at the subscription price of $0.65 per unit. Exercising subscription rights may commit you to buying units at a price above the prevailing market price of the units issuable upon exercise of the rights. Prior to the expiration of the rights offering, we plan to announce our financial results for the second quarter of 2012, which may or may not have an effect on the price of our common stock and the price at which the subscription rights are traded. This rights offering and other factors, including any announcement of financial results, may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock and the common stock warrants there has been no market for those securities and you may not be able to sell shares of our Series J preferred stock or the common stock warrants at a price you believe may be indicated by the price per unit, if at all. Furthermore, the market price of our Series J preferred stock and common stock warrants may decline after the rights offering.

What effects will the rights offering have on the Company’s outstanding capital stock?

Assuming no other transactions by us involving our common stock, our Series J preferred stock or our common stock warrants other than as described herein, and no warrants or other convertible securities for our common stock are exercised, prior to the expiration of the rights offering, if the offering is fully subscribed through the exercise of the subscription rights before the expiration of the rights offering, then 1,200,000 shares of our Series J preferred stock and warrants to purchase 14,248,741 shares of our common stock will be issued and outstanding after the closing of the rights offering. Further, if all of the common stock warrants issued in the rights offering are exercised, an additional 14,248,741 shares of our common stock will be issued, for a total of 60,412,426 shares of common stock outstanding. As a result of the rights offering, the ownership interests and voting interests of any existing stockholders that do not fully exercise their basic subscription privilege will be diluted and stockholders’ ownership may be further diluted as a result of the exercise of the common stock warrants. The exact number of shares of Series J preferred stock and common stock warrants that we will issue in this rights offering will depend on the number of units that are subscribed for in the rights offering by our stockholders.

In addition, this rights offering, the issuance of our Series J preferred stock and common stock warrants and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all.

Are there any conditions to completing the rights offering?

No, there are no conditions to completion of the rights offering.

How much will Motricity receive from the rights offering?

If all of the subscription rights are exercised in full by our stockholders, we expect the net proceeds from the rights offering to be approximately $28 million. If no subscription rights are exercised by our stockholders, we would receive no proceeds from the rights offering.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of shares of common stock and shares of Series J preferred stock and you should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 25 of this prospectus and in the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If we do not complete the rights offering, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have a military post office or a foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Stockholders.”

What fees or charges apply if I purchase units in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares of Series J preferred stock or common stock warrants underlying the units to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you. In addition, you are responsible for paying any transaction fees or commission that you may incur in connection with the sale or purchase of subscription rights.

What are the U.S. federal income tax consequences of exercising my subscription rights?

We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to holders of our common stock. This position, however, is not binding on the United States Internal Revenue Service (the “IRS”) or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock. A holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by mail or overnight courier to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Corporate Actions

You or, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering at 5:00 p.m. New York City time, on August 17, 2012, unless such date is extended by us to a date no later than October 17, 2012.

Whom should I contact if I have other questions?

If you have any questions regarding the rights offering, completing a rights certificate or submitting payment in the rights offering, please contact our information agent for the rights offering, Phoenix Advisory Partners, at (877) 478-5038 (toll-free) or, for banks and brokers, at (212) 493-3910.

If you have any questions regarding Motricity, please contact Richard Sadowsky or Gary Swearingen at (425) 957-6200, Monday through Friday, between 11:00 a.m. and 8:00 p.m., New York City time.

PROSPECTUS SUMMARY

The following summary contains basic information about us and the rights offering. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in shares of our common stock, Series J preferred stock and common stock warrants, you should read this prospectus carefully, including the sections entitled “Risk Factors” and “The Rights Offering,” and the information incorporated by reference in this prospectus.

OUR COMPANY

Overview

Motricity, is a provider of mobile data solutions serving mobile operators, consumer brands and enterprises, and advertising agencies. Our software as a service (“SaaS”) based platform enables our customers to implement marketing, merchandising, commerce, and advertising solutions to engage with their target customers and prospects through mobile devices. Our integrated solutions span mobile optimized websites, mobile applications, mobile merchandising and content management, mobile messaging, mobile advertising and predictive analytics. Our solutions allow our customers to drive loyalty, generate revenue and re-engineer business processes to capture the advantages of a mobile enabled customer base. Our predictive analytics capabilities drives relevant and targeted consumer experiences that drive brand awareness and interaction for our customers.

Motricity, Inc., a Delaware corporation, was incorporated on March 17, 2004 under the name Power By Hand, Inc. (“PBH, Inc.”). PBH, Inc. was formed as a new entity to be the surviving corporation in the merger of Pinpoint Networks, Inc. (the acquiring corporation for accounting purposes) and Power By Hand Holdings, LLC (“PBH Holdings”), which occurred on April 30, 2004. On October 29, 2004, we changed our name from Power By Hand, Inc. to Motricity, Inc. In 2007, we acquired the assets of the mobile division of InfoSpace, Inc. (“InfoSpace Mobile”). Located in Bellevue, Washington, InfoSpace Mobile was a provider of mobile content solutions and services for the wireless industry. On June 23, 2010, we completed our offering of 6,000,000 shares of common stock in an initial public offering. Our common stock is currently traded publicly on the Nasdaq Global Select Market under the symbol “MOTR.”

On April 14, 2011, we acquired substantially all of the assets of Adenyo Inc. (“Adenyo”) and its subsidiaries and assumed certain of Adenyo’s liabilities (including those of its subsidiaries), pursuant to an Arrangement Agreement, dated as of March 12, 2011, by and among Adenyo Inc., Motricity Canada Inc. (formerly 7761520 Canada Inc.), Motricity, Inc. and the other parties thereto. The assets include Adenyo’s interest in a subsidiary, equipment, software, accounts receivable, licenses, intellectual property, customer lists, supplier lists and contractual rights.

Recent Developments.

Overview. We have undergone significant changes over the past several months as described in more detail below. These changes have included: an increased focus on our mobile media and enterprise opportunities, exiting international operations, implementing cost reductions measures, exploring strategic and financing alternatives including a sale of our company, securing and amending a term loan, securing a revolving loan facility, and implementing changes in management. During this period of transformation, we have continued to deliver value-added solutions and roll out new services to customers, and we have taken a number of proactive steps to evolve our strategy to rebuild our company and lower operating expenses.

The competitive landscape continues to impact our business. In North America, our operations are continuing to experience downward pressures related to the mass adoption of smart phones at the expense of feature phones. While this transition has been underway for some time, our large carrier customers are reporting that this trend is accelerating faster than they expected and it is impacting revenues not just for Motricity, but for the industry. With the shift in our focus from large solution customization and implementation projects to mobile media and enterprise solutions, we have seen a downward trend in our professional service revenue on a sequential basis, and we believe that this trend will continue. We are broadening our solutions and services to North American carriers, but there are no assurances that we will be successful in doing so. We depend, and expect to continue to depend, on a limited number of significant wireless carriers for a substantial portion of our revenues. Certain of our customers, including AT&T and Verizon may terminate our agreements by giving advance notice and one of our agreements with AT&T is up for renewal in September 2012. In the event that one or more of our major wireless carriers decides to reduce or stop using our managed and professional services, we could be forced to shift our marketing focus to smaller wireless carriers or accelerate our focus on mobile media and enterprise business and this could reduce our revenues. See Risk Factors—We depend on a limited number of customers for a substantial portion of our revenues. The loss of any key customer or any significant adverse change in the size or terms of a contract with any key customer could significantly further reduce our revenues.

The continuing uncertainty surrounding worldwide financial markets and macroeconomic conditions has caused and may continue to cause our customers to decrease or delay their expansion and purchasing activities. Additionally, constrictions in world credit markets may cause our customers to experience difficulty securing the financing necessary to expand their operations and purchase our services. Economic uncertainty and unemployment have resulted in and may continue to result in cost-conscious consumers, which have adversely affected and may continue to adversely affect demand for our services. If the current adverse macroeconomic conditions continue, our business and prospects may continue to be negatively impacted.

Strategic Review. Since September 2011, with the assistance of GCA Savvian Advisors, LLC (“Savvian”), we have been exploring strategic options, including a spin-off, sale or other transaction involving our carrier business and mobile media and enterprise business. After considering the indications of interest and offers received in this process, we decided to end the process of actively pursuing a sale of our business. See—Sales Process below. As such, we decided to focus our resources on other strategic paths, including increasing the focus on our mobile media and enterprise business, broadening our solutions and services to North American carriers, and pursuing financing alternatives such as this rights offering. As a part of this process, on May 10, 2012, we entered into a $5 million revolving loan facility with High River. As part of our increased focus on our mobile media and enterprise opportunities, we are pursuing new product development opportunities designed to enhance and expand our existing services, seeking to develop new technology that addresses the increasingly sophisticated and varied needs of our customers, and responding to technological advances and emerging industry standards and practices and license leading technologies that will be useful in our business in a cost-effective and timely way. Simultaneously, we are focusing on broadening our solutions and services to North American carriers and other industries and building a mobile advertising and enterprise platform that could deliver those services.

The realignment of our strategic path and consideration of financing options will continue to require management time and resources, while we simultaneously focus on developing new product offerings and reducing costs. We cannot assure that we will be successful in our efforts in completing our contemplated financing options (including this rights offering), realigning our strategic path, increasing our focus on our mobile media and enterprise business or broadening our carrier solutions. The uncertainty inherent in our strategic review can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, and may increase the likelihood of turnover of other key officers and employees. See Risk Factors—-We are increasing our focus on our mobile media and enterprise business and broadening our solutions and services to North American carriers and have deemphasized our international carrier business. As a part of this, we are completing the process of exiting our business in India and the Asia Pacific region, and divested of our subsidiaries in France and the Netherlands. If we are unable to successfully realign our business to focus on our mobile media and enterprise business and obtain new customers for that business, or to broaden our solutions and services to North American carriers our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Exit from International Operations and Cost Reductions Measures. On December 31, 2011, we agreed to terminate our relationship with PT XL Axiata Tbk (“XL”), at XL’s request. The termination followed negotiations relating to the continued business relationship among us and XL and XL’s indication that it wished to exit its relationship with us. Our agreements with XL were not among the agreements we determined to account for as loss contracts in the period ended September 30, 2011. In connection with the termination and as a result of the review of our strategic path, in the first quarter of 2012 we re-evaluated our international carrier business. As part of this process, we decided to exit our business in India and the Asia Pacific region. These decisions were based on the resources and cost associated with these operations, the intensified competition in the region and our decision to streamline our operations and focus on our mobile media and enterprise business, while at the same time recommitting some of our resources to our North American carrier operations. Additionally, as a part of our new strategic path and a reduction in the actual and anticipated performance of the subsidiaries, in the first quarter of 2012 we decided to divest of our subsidiaries located in France and the Netherlands. The France subsidiary was acquired in 2011 as a part of our business combination with Adenyo. The Netherlands subsidiary was acquired as a part of our business combination with Infospace in 2007. We completed the divestitures of the France and Netherlands subsidiaries in May 2012. We may face administrative and regulatory hurdles as we exit these international operations, the process may be longer than anticipated, and we may incur significant unexpected expenses in connection with the wind down. While we believe that the exit from the international operations will have a positive effect on our profitability in the long term, there is no assurance that this will be the case or that we will be able to generate significant revenues from our other customers or from our mobile media and enterprise business. As of January 1, 2012, all of the operations related to India, the Asia Pacific region, our France subsidiary and our Netherlands subsidiary are reported as discontinued operations in the condensed consolidated financial statements. The prior period operations related to these entities have also been reclassified as discontinued operations retrospectively for all periods presented.

To address the challenges presented by the market conditions and the other risks and uncertainties facing our business and to realign our strategic path, we have continued to implement cost savings measures, including a reduction in our workforce, the cancellation of some hiring plans, and a restructuring of our facilities and data centers. We continue to review our cost structure and may implement further cost saving initiatives. These measures are designed to realign our strategic path, streamline our business, improve the quality of our product offerings and implement cost savings measures. We cannot guarantee that we will be able to execute on our realigned strategic path, realize cost savings and other anticipated benefits from our cost savings efforts, or that such efforts will not interfere with our ability to achieve our business objectives. Moreover, the reduction in force and the realignment of our strategic path and other cost savings measures can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, may increase the likelihood of turnover of other key employees, and may have an adverse impact on our business. Our success will depend on our ability to successfully execute one or more financing alternatives (including this rights offering), our ability to successfully develop and use new technologies and adapt our current and planned services to new customer requirements or emerging industry standards and expand our customer base and risks and uncertainties discussed below in Risk Factors.

Liquidity and Capital Resources. On May 10, 2012, we further amended the terms of our existing term loan from High River and High River agreed to provide us with a $5 million revolving loan facility. We originally entered into the term loan on September 16, 2011, and amended it on November 14, 2011 and on February 28, 2012. The February amendment extended the maturity date for the term loan to August 28, 2013. High River is beneficially owned by Mr. Carl C. Icahn, a beneficial holder, as of July 23, 2012, of approximately 16.5% of our outstanding shares. Mr. Brett C. Icahn, a director of the Company, is the son of Mr. Carl C. Icahn, and Mr. Hunter C. Gary, a director of the Company, is married to Mr. Carl C. Icahn’s wife’s daughter. The term loan, as amended, was approved by a committee comprised of disinterested directors of the Company’s Board of Directors.

We believe that our future cash flow from operations and available cash and cash equivalents will be sufficient to meet our liquidity needs for the next 12 months. However, this may not be the case, our longer-term liquidity and ability to execute on our longer term business plan is contingent on our ability to raise additional capital, including in this rights offering and on our not experiencing any events that may accelerate the payment of our term loan and amounts drawn under our revolving credit facility. We are required to use the proceeds from this rights offering to repay any amounts outstanding under our revolving loan facility, but not our term loan. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path, the effect of any financing alternatives we may pursue and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan.

We cannot assure that sufficient capital (including from this rights offering) will be available on acceptable terms, if at all, or that we will generate sufficient funds from operations to repay our term loan and amounts drawn under our revolving credit facility when due or to adequately fund our longer term operating needs. If we are unable to raise sufficient funds, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our term loan and amounts drawn under our revolving credit facility when due. Our failure to do so could result, among other things, in a default under our term loan and revolving credit facility, loss of our customers and a loss of our stockholders’ entire investment. Our ability to meet our liquidity needs or raise additional funds may also be impacted by the legal proceedings we are subject to as described in more detail below. Our operating performance may also be affected by risks and uncertainties discussed below in Risk Factors. These risks and uncertainties may also adversely affect our short and long-term liquidity.

Management Changes. On May 21, 2012, we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer on June 12, 2012. Additionally, in January 2012 we hired Richard Stalzer as President of our mobile marketing and advertising business and Charles P. Scullion, our Chief Strategy Officer and interim President of our mobile marketing and advertising business, resigned. We are considering our current interim Chief Executive Officer, James R. Smith, Jr., as a candidate for permanent Chief Executive Officer, as we continue our evaluation of our executive management team. We cannot assure that our efforts to identify and recruit a permanent Chief Executive Officer will be successful. The uncertainty inherent in our ongoing leadership transition can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, and may increase the likelihood of turnover of other key officers and employees. For further discussion, see Material Changes to Executive Compensation and Risk Factors below.

Sales Process. As a result of the exploration of a sale of all or a portion of our business, during September through December 2011 we received indications of interest to sell all or a portion of our business. At the end of 2011, after determining that none of the indications of interest received at that point were likely to result in a sale of the Company at a meaningful premium over the market price of our common stock and considering the uncertainty of consummating a transaction on favorable terms if at all, we ended the process led by Savvian. Nevertheless, we continued to receive and evaluate inquiries and offers from parties interested in acquiring our carrier business. These inquiries and offers included purchase prices of up to $40 million. These offers and inquiries were subject to due diligence, price adjustments, buyer contingencies and optionality, uncertainties and other proposed transaction terms that ultimately led us to conclude, after lengthy negotiations and based on a recommendation by a special committee of our Board of Directors, to elect to retain our carrier business and the current positive cash flows it provides, and forego the cost and expense of pursuing a transaction that we did not believe would be completed at the price initially proposed, if at all. The carrier business is subject to the risks and uncertainties discussed below in Risk Factors.

Listing on Nasdaq. On June 14, 2012, we received a letter from Nasdaq advising that for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 5450(a)(1). This notification has no effect on the listing of our common stock at this time. Nasdaq stated in its letter that in accordance with the Nasdaq Listing Rules, we will be provided 180 calendar days, or until December 11, 2012, to regain compliance with the minimum bid price requirement. If, at any time before December 11, 2012, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, the Nasdaq staff will provide us with written notification that we have achieved compliance with the minimum bid requirement. If we do not regain compliance with the minimum bid price requirement by December 11, 2012, the Nasdaq staff will provide us with written notification that our common stock will be delisted from the Nasdaq Global Select Market. Prior to December 11, 2012, we may apply to transfer our common stock to the Nasdaq Capital Market provided that our common stock satisfies all criteria, other than compliance with the minimum bid price requirement, for initial inclusion on this market and we provide to Nasdaq written notice of our intention to cure the deficiency. In the event of a transfer, the Nasdaq Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on the Nasdaq Capital Market. However, should Nasdaq conclude that the Company will not be able to cure the deficiency, Nasdaq will provide notice to us that our common stock will be subject to delisting. We are considering, but have not yet determined, what action, if any, we will take in response to this notice. See Risk Factors—If we cannot meet Nasdaq’s continued listing requirements, Nasdaq may delist our common stock or, if listed, our Series J preferred stock and common stock warrants, which could have an adverse impact on the liquidity and market price of our common stock and Series J preferred stock and the market value of our common stock warrants.

Legal Proceedings. We previously announced that Joe Callan filed a putative securities class action complaint in the U.S. District Court, Western District of Washington at Seattle on behalf of all persons who purchased or otherwise acquired common stock of Motricity between June 18, 2010 and August 9, 2011 or in our IPO. The defendants in the case are Motricity, certain of our current and former directors and officers, including Ryan K. Wuerch, James R. Smith, Jr., Allyn P. Hebner, James N. Ryan, Jeffrey A. Bowden, Hunter C. Gary, Brett Icahn, Lady Barbara Judge CBE, Suzanne H. King, Brian V. Turner; and the underwriters in our IPO, including J.P. Morgan Securities, Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., RBC Capital Markets Corporation, Robert W. Baird & Co Incorporated, Needham & Company, LLC and Pacific Crest Securities LLC. The complaint alleges violations under Sections 11 and 15 of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 20(a) of the Securities Exchange Act (the “Exchange Act”) by all defendants and under Section 10(b) of the Exchange Act by Motricity and those of our former and current officers who are named as defendants. The complaint seeks, inter alia, damages, including interest and plaintiff’s costs and rescission. A second putative securities class action complaint was filed by Mark Couch in October 2011 in the same court, also related to alleged violations under Sections 11 and 15 of the Securities Act, and Sections 10(b) and 20(a) of the Exchange Act. On November 7, 2011, the class actions were consolidated, and lead plaintiffs were appointed pursuant to the Private Securities Litigation Reform Act. On December 16, 2011, plaintiffs filed a consolidated complaint which added a claim under Section 12 of the Securities Act to its allegations of violations of the securities laws and extended the putative class period from August 9, 2011 to November 14, 2011. On February 14, 2012, we filed a motion to dismiss the consolidated class actions, which the plaintiffs opposed by filing opposition briefs on April 4, 2012. The plaintiffs filed an amended complaint on May 11, 2012 and on June 11, 2012, we filed a motion to dismiss the consolidated class action. The Plaintiffs then filed a second amended complaint on July 11, 2012.

In addition, during September and October 2011, three shareholder derivative complaints were filed against us and certain of our current and former directors and officers (including Ryan K. Wuerch, James R. Smith, Jr., Allyn P. Hebner, James N. Ryan, Jay A. Bowden, Hunter C. Gary, Brett Icahn, Lady Barbara Judge CBE, Suzanne H. King, Brian V. Turner, James L. Nelson and Jay Firestone) in the U.S. District Court, Western District of Washington at Seattle. The complaints allege various violations of state law, including breaches of fiduciary duties and unjust enrichment based on alleged false and misleading statements in press releases and other SEC filings disseminated to shareholders. The derivative complaints seek, inter alia, a monetary judgment, restitution, disgorgement and a variety of purported corporate governance reforms. Two of the derivative actions were consolidated on October 27, 2011. On November 8, 2011, the parties filed a stipulation to stay completely the consolidated derivative action until the Court rules on the forthcoming dismissal motion in the consolidated class action. The court granted the parties’ stipulation on November 10, 2011, thereby staying the consolidated derivative action. On November 14, 2011, the third derivative action was transferred to the consolidated derivative proceeding, thereby subjecting it to the proceeding’s litigation stay.

Lease Termination. Effective June 20, 2012, we entered into a Lease Termination Agreement (the “Termination Agreement”) with Kilroy Realty, L.P. (the “Landlord”) pursuant to which we and the Landlord agreed to terminate the lease agreement between us dated as of December 21, 2007 and amended on April 24, 2009 and November 22, 2009 whereby the Company leases from the Landlord our headquarters located at 601 108th Avenue Northeast, Bellevue, Washington (the “Premises”). The Termination Agreement provides that termination with respect to the 8th floor of the Premises will occur on December 31, 2012 and termination with respect to the 9th and 10th floors of the Premises will occur on January 31, 2013 (each a “Termination Date”). Pursuant to the Termination Agreement, the Company and the Landlord will release and discharge the other from liability for their respective obligations under the Office Lease as of the applicable Termination Date. Additionally, the Termination Agreement terminated the Company’s right of first offer with respect to all of rentable square feet of space located on the 7th, 11th and 12th floors of the Premises. We are considering various options for a new location for our headquarters following the Termination Dates.

DESCRIPTION OF THE RIGHTS OFFERING

The following summary contains basic information about us and the rights offering. Because it is a summary, it may not contain all of the information that is important to you in connection with your decision to participate or decline participation in the rights offering. Before making a decision to exercise your subscription rights and invest in the shares of our Series J preferred stock and common stock warrants, to exercise your common stock warrants to shares of our common stock or to transfer or sell your subscription rights, you should read the entire prospectus carefully, including, without limitation, the sections entitled “The Rights Offering,” “Risk Factors” and all documents incorporated by reference in this prospectus.

Securities Offered	We are distributing to you, at no charge, one subscription right that includes a basic subscription privilege to purchase one unit consisting of 0.02599 shares of our Series J preferred stock and 0.30861 warrants, each to purchase one share of our common stock at a price of $0.51 per share at a subscription price of $0.65 per unit for every share of our common stock that you owned as of 5:00 p.m., New York City time, on July 23, 2012, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of those shares, and an over-subscription privilege described more fully herein. If the rights offering is fully subscribed, we expect the net proceeds from the rights offering will be $28 million.

Basic Subscription Privilege	Each subscription right will entitle the holder thereof to a basic subscription privilege, subject to certain limitations, to purchase one unit consisting of shares of our Series J preferred stock 0.02599 and 0.30861 warrants, each to purchase one share of our common stock at a price of $0.51 per share at a subscription price of $0.65 per unit.

There is no minimum number of units you must purchase, but you may not purchase fractional units, fractional warrants or fractional shares of Series J preferred stock. You may exercise all or a portion of your basic subscription privilege, you may choose not to exercise any basic subscription privilege at all, or you may determine to buy or sell subscription rights to others. We cannot assure that you will be able to buy or sell subscription rights.

Over-subscription Privilege

If any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege, at the same subscription price of $0.65 per unit. If sufficient units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the expiration date of the rights offering, relative to the number of rights properly exercised as of the expiration date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others).

Purchase Restrictions and Reduction in Size of Rights Offering to Preserve Tax Benefits

You may not purchase a number of units where such purchase would result in you becoming a direct or indirect owner of more than 50% of the common stock, as determined under Section 382 of the Code and the Treasury Regulations promulgated thereunder, including but not limited to Section 1.382-4(b)(4). We further reserve the right to reduce the size of the rights offering if we determine that such reduction is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. Under U.S. federal income tax law, we can carry forward U.S. net operating losses as potential tax deductions until they expire. As of December 31, 2011, we had net operating loss carryforwards totaling approximately $238 million, as measured for federal income tax purposes. The benefit of the net operating losses to us can be reduced or eliminated under Section 382 of the Code, if we experience an “ownership change,” as defined in Section 382 of the Code. An ownership change can occur through one or more acquisitions of our stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders increase their ownership of our stock, within the meaning of Section 382, by more than 50 percentage points within a three-year period. Based upon information available to us as of the date of this prospectus, we believe that the completion of the rights offering will not result in an ownership change. However, we cannot assure that prior to the completion of the rights offering stockholders or groups of stockholders will not have increased their ownership of stock, or that additional facts may otherwise come to light, and we reserve the right to reduce the size of the rights offering or change the composition of the unit if we determine that such change is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. If we reduce the size of the offering, we will first reduce or eliminate the number of units that may be purchased upon exercise of the over-subscription privilege, and second, if the elimination of the over-subscription privilege is not sufficient, the number of units that may be acquired upon exercise of the basic subscription privilege. Such reductions will be made pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege or basic subscription privilege, as applicable, in proportion to the number of units they otherwise would have been allocated upon exercise of such privilege had the offering size remained unchanged. If we choose to change the composition of the unit, we will give the opportunity to anyone who has previously subscribed for units to revoke their subscription. We reserve the right to request information from holders of subscription rights who elect to exercise their rights with respect to their stock ownership as a condition to acceptance of their exercise of their rights so as to permit us to more accurately exercise our discretion to preserve our tax benefits.

Transferability of Subscription Rights	The subscription rights have been accepted for listing on the Nasdaq Global Select Market and we expect them to begin trading there under the symbol “MOTRR” on or about July 25, 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. Therefore, we expect that the subscription rights will be transferable during the subscription period. If the approval for listing the subscription rights is withdrawn prior to the expiration of the subscription period, the subscription rights will be, in most states, transferable during the subscription period irrespective of whether the rights are quoted on the OTCQB market or not. Transferees of subscription rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, dealer, custodian bank or other nominee.

Participation of Directors, Executive Officers and Significant Stockholders	Our directors and executive officers who own shares of our common stock and significant stockholders are permitted, but not required, to participate in this rights offering, including by purchasing rights from other holders and exercising those rights.

At this time, we do not know whether any of our directors, executive officers or significant stockholders will participate in the rights offering, including by purchasing rights from other holders and exercising those rights.

Any director, executive officer or significant stockholder who subscribes for units under the rights offering will pay $0.65 per unit, the same price paid by all other persons who purchase units by exercising their subscription rights in the rights offering.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights, including any information disclosed by us in future filings with the Securities and Exchange Commission. Prior to the expiration of the rights offering, we plan to announce our financial results for the second quarter of 2012, which may or may not have an effect on the price of our common stock and the price at which the subscription rights are traded. You should not exercise your subscription rights unless you are certain that you wish to purchase units at a subscription price of $0.65 per unit.

U.S. Federal Income Tax Consequences

We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to holders of our common stock. This position, however, is not binding on the IRS or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock. A holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension or Cancellation	Although we do not presently intend to do so, we have the option to extend the rights offering for additional periods ending no later than October 17, 2012.

Generally, we cannot cancel the rights offering once it has commenced.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps

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If you are a registered holder of our common stock, you must deliver payment and a properly completed rights certificate to the subscription agent to be received before 5:00 p.m., New York City time, on August 17, 2012, the expiration date of the rights offering unless such date is extended by us to a date no later than October 17, 2012. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

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If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than the expiration date that we have established for the rights offering.

Subscription Agent	American Stock Transfer & Trust Company, LLC

Information Agent	Phoenix Advisory Partners

Shares Outstanding Before the Rights Offering	46,163,685 shares of our common stock were outstanding as of July 23, 2012. No shares of Series J preferred stock are outstanding before the closing of this rights offering.

Shares Outstanding After Completion of the Rights Offering	Assuming all units are sold in the rights offering and all common stock warrants issued in the rights offering are exercised, we expect approximately 60,412,426 shares of our common stock and 1,200,000 shares of our Series J preferred stock will be outstanding immediately after completion of the rights offering.

Fees and Expenses	We will pay all fees charged by the subscription agent and information agent, which we estimate will total $30,000.

You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights. In addition, you are responsible for paying any transaction fees or commission that you may incur in connection with the sale or purchase of subscription rights.

Corporate Information	Our principal executive offices are located at 601 108th Avenue Northeast, Suite 900, Bellevue, WA 98004, and our telephone number at that location is (425) 957-6200. Our Internet address is www.motricity.com. We make available free of charge on or through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information contained on our website is not part of this prospectus.

RISK FACTORS

Investing in our Series J preferred stock, common stock warrants and common stock involves a high degree of risk. You should carefully consider and evaluate all of the information in this prospectus, including the risks and uncertainties described below, which we believe describe the most significant, but not all, risks of an investment in our securities, before making a decision to invest in our stock. The occurrence of any risks and uncertainties described below, in the information incorporated herein by reference or any other risks could harm our business, financial condition, results of operations or growth prospects. As a result, the market price of our common stock and preferred stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below include forward-looking statements and our actual results may differ from those discussed in these forward-looking statements. You should carefully read and consider these risk factors together with all of the other information included in this prospectus and all information incorporated by reference before you decide to exercise your subscription rights to purchase the shares of Series J preferred stock and common stock warrants in whole or in part or to exercise any common stock warrants so subscribed for.

Our failure to raise additional capital, including in this rights offering, or generate the cash flows necessary to repay any amounts outstanding under our term loan and revolving loan facility when due and to maintain and expand our operations and invest in our services could result in a default under our term loan and revolving loan facility and reduce our ability to continue normal operations. We may not have sufficient capital to pay amounts outstanding under our term loan and revolving loan facility when due or to redeem our Series J preferred stock if the holders of such stock require us to do so. This could impact our ability to continue normal operations and could result in the loss of your entire investment.

We believe that our future cash flow from operations and available cash and cash equivalents will be sufficient to meet our liquidity needs for the next twelve months. However, this may not be the case, our longer-term liquidity and ability to execute on our longer term business plan is contingent on our ability to raise additional capital, including in this rights offering and on our not experiencing any events that may accelerate the payment of our term loan and revolving credit facility. We are required to use the proceeds from this rights offering to repay any amounts outstanding under our revolving loan facility, but not our term loan. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path, the effect of any financing alternatives we may pursue and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan, including to complete planned upgrades and enhancements to our products and services, increase our investment in capital equipment to support new and existing customers, extend our marketing and sales efforts, and make strategic acquisitions if attractive opportunities become available. Our future capital requirements will depend on many factors, including our future operating performance, our ability to successfully realign our costs and strategic path, the time and cost of our service enhancements, the rate of growth of the mobile media and enterprise business, the rate of mobile data subscriber growth, the acceptance rate of mobile devices as multi-functional computing platforms, the demand for wireless applications, the time and cost of successfully entering into new customer contracts and the amount of investment needed to achieve our sales and marketing objectives.

If we raise additional capital in an equity financing including in this rights offering, our stockholders may experience significant dilution of their ownership interests and the per share value of our common stock and/or Series J preferred stock could decline. If we engage in debt financing, we may be required to accept terms that further restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. We may not be able to raise any additional capital that we may require on terms acceptable to us or at all. Our failure to do so could result, among other things, in a default under our term loan and revolving credit facility, loss of our customers and a loss of your entire investment.

We may not have sufficient capital to pay any amounts outstanding under our term loan and revolving credit facility when due or to redeem our Series J preferred stock if the holders of such stock require us to do so. This could impact our ability to continue normal operations and could result in the loss of your entire investment.

Events outside our control, such as a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers, which cause a change of 20% or more of the voting power of our company, an ownership change impacting our ability to use our net operating losses and related tax benefits and our ability to implement measures intended to preserve our net operating losses and related tax benefits, give the holders of our Series J preferred stock a right to require us to redeem their Series J preferred stock and may result in the acceleration of our term loan and revolving loan facility.

See “Description of the Company’s Securities—Series J Preferred Stock.” Our term loan may be accelerated if the right of our Series J preferred stockholders to require us to redeem their shares of Series J preferred stock is triggered or if we experience an ownership change (within the meaning of Section 382 of the Code) as described above. We do not have control over some of these triggering events, and if any of these events were to occur and we were required to repay any amounts outstanding under our term loan and revolving credit facility or redeem our Series J preferred stock, we may not have sufficient capital to do so or to continue normal operations and you could lose your entire investment. See Risk Factors—Our ability to use net operating losses and certain built-in losses to reduce future tax payments may be limited by provisions of the Internal Revenue Code and may be subject to future limitation as a result of this rights offering and future transactions.

We depend on a limited number of customers for a substantial portion of our revenues. The loss of any key customer or any significant adverse change in the size or terms of a contract with any key customer could significantly further reduce our revenues.

We depend, and expect to continue to depend, on a limited number of significant wireless carriers for a substantial portion of our revenues. Currently, a number of the top U.S. carriers use our services. In the event that one or more of these major wireless carriers decides to reduce or stop using our managed and professional services, we could be forced to shift our marketing focus to smaller wireless carriers or accelerate our focus on mobile media and enterprise business. This could result in lower revenues than expected and increased business development, marketing and sales expenses and cause our business to be less profitable and our results of operations to be adversely affected.

In addition, a change in the timing or size of a professional services project by any one of our key customers could result in significant variations in our revenue and operating results. Our operating results for the foreseeable future will continue to depend on our ability to effect sales to a small number of customers. Any revenue growth will depend in part on our success in selling additional services to our large customers, expanding our customer base to include additional customers that deploy our solutions in large- scale networks serving significant numbers of subscribers, and whether we can successfully expand our mobile media and enterprise business.

In 2010, accounting for our operations in India and the Asia Pacific region and our subsidiaries in France and the Netherlands as discontinued operations on a retrospective basis, we generated approximately 53%, and 29% of our total revenue from contracts with AT&T and Verizon, respectively. For the year ended December 31, 2011, we generated approximately 58% and 21% of our total revenue from contracts with AT&T and Verizon, respectively. Certain of our customers, including AT&T and Verizon may terminate our agreements by giving advance notice and one of our agreements with AT&T is up for renewal in September 2012. Our ability to continue the terms of our agreements may be impacted by constraints in liquidity and capital resources, the exploration of financing alternatives and the realignment of our strategic path, including our decision not to pursue a sale of our carrier business. Failure to renew or maintain our agreements with AT&T, Verizon or our other large customers and to obtain new customers would materially reduce our revenue and have a material adverse effect on our business, operating results and financial condition.

We are increasing our focus on our mobile media and enterprise business and broadening our solutions and services to North American carriers and have deemphasized our international carrier business. As a part of this, we are completing the process of exiting our business in India and the Asia Pacific region, and divested of our subsidiaries in France and the Netherlands. If we are unable to successfully realign our business to focus on our mobile media and enterprise business and obtain new customers for that business, or to broaden our solutions and services to North American carriers our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Following the termination of our relationship with XL in the first quarter of 2012, we decided to exit our business in India and the Asia Pacific region. These decisions were based on the resources and costs associated with these operations, the intensified competition in the region and our decision to streamline our operations and focus on our mobile media and enterprise business, while at the same time recommitting some of our resources to our North American carrier operations. Additionally, as a part of our new strategic path and a reduction in the actual and anticipated performance of the subsidiaries, we divested of our subsidiaries located in France and the Netherlands in May 2012. We may face administrative and regulatory hurdles as we exit our international operations, the wind down process may be longer than anticipated and we may incur significant unexpected expenses in connection with the wind down of our operations. While we believe that the exit will have a positive effect on our profitability in the long term, there is no assurance that this will be the case and we expect that the exit from our India and Asia Pacific business will impact our revenues and cause us to incur costs. There are no assurances that we will be able to generate sufficient revenues from our other customers or from our mobile media and enterprise business or successfully operate our carrier business. If we are not successful in our efforts to realign our strategy to focus on our mobile media and enterprise business, to develop our product offering in that market and to obtain new customers for that business, in broadening our solutions and services to North American carriers, or in exiting our international operations in a cost effective manner, our revenues, results of operations and financial condition may be adversely impacted.

The mobile data services industry is, and likely will continue to be, characterized by rapid technological changes, which will require us to develop new products and service enhancements, and could render our existing services obsolete.

The market for content and applications for mobile devices is characterized by rapid technological change, with frequent variations in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices. Our success will depend, in part, on our ability to enhance and expand our existing services, develop new technology that addresses the increasingly sophisticated and varied needs of wireless carriers and their subscribers, respond to technological advances and emerging industry standards and practices and license leading technologies that will be useful in our business in a cost-effective and timely way. We may not be able to successfully use new technologies or adapt our current and planned services to new customer requirements or emerging industry standards. The introduction of new products embodying new technologies or the emergence of new industry standards could render our existing services obsolete, unmarketable or uncompetitive from a pricing standpoint.

The market in which we operate is highly competitive and many of our competitors have significantly greater resources.

The mobile data communications services market is rapidly evolving and intensely competitive. Since we offer our customers a range of solutions, we face competition from many sources. Competition in the wireless industry throughout the world continues to increase at a rapid pace as consumers, businesses and governments realize the market potential of wireless communications products and services. In addition, new competitors or alliances among competitors could emerge and rapidly acquire significant market share, to our detriment. There may be additional competitive threats from companies introducing new and disruptive solutions. Some of our competitors may be better positioned than we are. Many of our current and potential competitors may have advantages over us, including:

•	longer operating histories and market presence;

•	greater name recognition;

•	access to larger customer bases;

•	single source solutions that deliver mobile devices, hardware, services and infrastructure;

•	economies of scale and cost structure advantages;

•	greater sales and marketing, manufacturing, distribution, technical, financial and other resources; and

•	government support.

Additionally, these competitors also have established or may establish financial or strategic relationships among themselves or with our existing or potential customers or other third parties. In addition, some of our competitors have used and may continue to use aggressive pricing or promotional strategies, have stronger relationships on more favorable terms with wireless carrier enterprises and agencies and may devote substantially greater resources to system development than we do. These relationships may affect customers’ decisions to purchase services from us.

Competition for our employees is intense and failure to retain and recruit skilled personnel could negatively affect our financial results as well as our ability to maintain relationships with clients, service existing and new contracts, and drive future growth.

We provide sophisticated mobile data delivery platforms and services to our customers. To attract and retain customers and service our existing and new contracts, we believe we need to demonstrate professional acumen and build trust and strong relationships, and that we must retain, identify, recruit, and motivate new hardware and software engineers, programmers, technical support personnel and marketing and sales representatives. Competition is intense for skilled personnel with engineering, product development, technical and marketing and sales experience, and we may not be able to retain and/or recruit individuals that possess the necessary skills and experience, or we may not be able to employ these individuals on acceptable terms and conditions, or at all. Moreover, competition has been increasing the cost of hiring and retaining skilled professionals as, among other reasons, other companies in the technology sector may offer more compensation, particularly in the form of equity awards. Recent business challenges, the realignment of our strategic path, including our decision to end the process of selling our carrier business, reductions in force and changes in our executive management team have also increased turnover of our skilled personnel and we may continue to experience such turn over in the future. Our business and growth may suffer if we are unable to retain current personnel and hire other skilled personnel.

We are exploring various financing alternatives for the Company and considering the strategic direction of the Company as a whole. We may experience difficulties in consummating financing alternatives and realigning our strategic path, and any such alternatives and realignment of our strategic path may not lead to the achievement of desired results and this may cause concern among customers and adversely impact our business, our liquidity, and our ability to retain employees.

We cannot assure that we will be successful in exploring, pursuing or consummating any financing alternatives, including this rights offering or in realigning our strategic path. Furthermore, additional capital may be needed to pursue such strategies, including developing our mobile media and enterprise business and broadening our solutions and services to North American carriers and there are no assurances that additional capital is available on favorable terms or at all. Moreover, the process of exploring financing, realigning our strategic path, effecting cost reductions may be disruptive to our business. The inability to effectively manage the process could materially and adversely affect our business, financial condition or results of operations. If we are not able to consummate financing or to successfully realign our strategic path and manage the reduction of our costs, our liquidity, capital resources and our business may be adversely impacted.

We recently elected to end the process we had been pursuing for the sale of all or a portion of our business and elected to retain our carrier business. This may negatively impact our business, relations with our customers and make it more difficult for us to retain employees and we may not be able to successfully operate our carrier business going forward.

After lengthy considerations and negotiations and based on a recommendation by a special committee of our Board of Directors, we recently elected to end the process we had been pursuing for the sale of all or a portion of our business. The inquiries and offers we received were subject to due diligence, price adjustments, buyer contingencies and optionality, uncertainties and other proposed transaction terms that ultimately led us to conclude that we should retain our carrier business and the current positive cash flows it provides, and forego the cost and expense of pursuing a transaction which we did not believe would be completed at the price initially proposed, if at all. Our decision to end the process may be disruptive to our business, subject us to risk of litigation, negatively impact our business and our relations with our customers and make it more difficult for us to retain employees and the carrier business is subject to risks and uncertainties described elsewhere in these risk factors.

Our ongoing leadership transition could have a material adverse impact on our business, operating results or financial condition.

On May 21, 2012, we entered into an employment offer letter with Nathan Fong pursuant to which Mr. Fong commenced serving as our Chief Financial Officer on June 12, 2012. Additionally, in January 2012, we hired Richard Stalzer as President of our mobile marketing and advertising business, and Charles P. Scullion, our Chief Strategy Officer and interim President of our mobile marketing and advertising business, resigned for good reason. In August 2011, James R. Smith, Jr., our former President and Chief Operating Officer, assumed the role of interim Chief Executive Officer. We are considering Mr. Smith as a candidate for permanent Chief Executive Officer, as we continue our evaluation of our executive management team. We cannot assure that our efforts to identify and recruit a permanent Chief Executive Officer will be successful. Moreover, the uncertainty inherent in our ongoing leadership transition can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, and may increase the likelihood of turnover of other key officers and employees. Our ongoing leadership transition could have a material adverse impact on our business, operating results or financial condition.

We have implemented cost saving measures in the third and fourth quarters of 2011 and into 2012 and may implement additional cost saving in the future. If we are not successful in implementing future cost savings initiatives, our operating results and financial conditions could be adversely affected. We may also experience an adverse impact on our business as a result of the reduction in force.

In the third and fourth quarters of 2011 and into 2012, we implemented a reduction in our global workforce, canceled hiring plans and implemented other cost savings measures. These measures were designed to realign our strategic path, streamline our business, improve quality and integrate our acquisition of Adenyo. We continue to review our cost structure and may implement further cost saving initiatives. We cannot guarantee that we will be successful in implementing such initiatives, or that such efforts will not interfere with our ability to achieve our business objectives. Moreover, the reduction in force can be difficult to manage, may cause concerns from current and potential customers, suppliers and other third parties with whom we do business, may increase the likelihood of turnover of other key employees, and may have an adverse impact on our business.

Any material weaknesses in our internal controls over financial reporting or failure to maintain proper and effective internal controls could impair our ability to produce accurate and timely financial statements and investors’ views of us could be harmed.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can manage our business and produce accurate financial statements on a timely basis is a costly and time-consuming effort. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles in the U.S. Beginning with fiscal year 2011, we are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessment of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm addressing this assessment. Our compliance with Section 404 has required and will continue to require that we incur additional expense and expend management time on compliance-related issues.

As of September 30, 2011, we found material weaknesses in our internal control over financial reporting and concluded that our disclosure controls and procedures were not effective. These material weaknesses were properly remediated as of December 31, 2011 and our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of December 31, 2011. If we fail to maintain proper internal controls our ability to predict our cash needs, our business could be adversely affected and the market’s confidence in our financial statements could decline and the market price of our common stock could be adversely impacted.

Our product development investments may not lead to successful new services or enhancements.

We expect to continue to invest in research and development for the introduction of new products and enhancements to existing services designed to improve the capacity, data processing rates and features of our services. Particularly with our increased emphasis on the mobile enterprise and marketing business, we must also continue to develop new products and services while we continue to develop existing features and to improve functionality of our platform based on specific customer requests and anticipated market needs. Research and development in the mobile data services industry, however, is complex, expensive and uncertain. We believe that we must continue to dedicate a significant amount of resources to research and development efforts to maintain our competitive position. If we are not able to expend sufficient capital on such research and development or if our efforts do not lead to the successful introduction of service enhancements that are competitive in the marketplace, there could be a material adverse effect on our business, operating results, financial condition and market share.

Our business is susceptible to risks associated with international sales and operations.

In addition to the U.S., we currently operate in the U.K. and Canada. We are exiting our business in India, the Asia Pacific region, France and the Netherlands and are generally evaluating our business outside North America. As a result, we are subject to the additional risks of conducting business outside the U.S., which may include:

•	increased costs and resources related to any discontinuation or divestitures of operation in such jurisdictions;

•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	difficulties managing and staffing international operations;

•	unexpected changes in, or impositions of, legislative, regulatory or tax requirements and burdens of complying with a wide variety of foreign laws and other factors beyond our control;

•	compliance with anti-corruption and bribery laws, including the Foreign Corrupt Practices Act of 1977;

•	changes in diplomatic, trade or business relationships;

•	foreign currency fluctuations that may substantially affect the dollar value of our revenue and costs in foreign markets; and

•	increased financial accounting and reporting burdens.

Open mobile phone operating systems and new business models may reduce the wireless carriers’ influence over access to mobile data services, and may reduce the total size of our market opportunity in the carrier business.

The majority of our revenue is based on mobile subscribers accessing mobile content and applications through our customers’ carrier- branded mobile solutions. However, with the growth of the iPhone and smartphone business models, our carrier customers’ services may be bypassed or become inaccessible. These business models, which exclude carrier participation beyond transport, along with the introduction of more mobile phones with open operating systems that allow mobile subscribers to browse the Internet and, in some cases, download applications from sources other than a carrier’s branded services, create a risk that some carriers will choose to allow this non-branded Internet access without offering a competitive value-added carrier-branded experience as part of their solution set. These so-called “open operating systems” include Symbian, BlackBerry, Android, Windows Mobile and iOS (iPhone). We believe wireless carriers need to offer branded services that can compete head-to-head with the new business models and open technologies in order to retain mobile subscribers and increase average revenue per user. Although our solutions are designed to help wireless carriers deliver a high value, competitive mobile data experience, if mobile subscribers do not find these carrier-branded services compelling, there is a risk that mobile subscribers will use open operating systems to bypass carrier-branded services and access the mobile Internet. It is also possible one or more wireless carriers will adopt a non-carrier branded, third-party web portal model. To the extent this occurs, the total available market opportunity for providing our current services and solutions to carriers may be reduced.

We have a history of net operating losses and may continue to suffer losses in the future.

For the years ended December 31, 2007, 2008, 2009, 2010 and 2011, we had net losses of approximately $77.9 million, $78.0 million, $16.3 million, $7.0 million, and $195.4 million, respectively. If we cannot become profitable, our financial condition will deteriorate further, and we may be unable to achieve our business objectives.

We face intense competition including through in-house mobile data solutions similar to those we offer.

The mobile data service industry is evolving rapidly to address changing industry standards and the introduction of new technologies and network elements. Wireless carriers are constantly reassessing their approaches to delivering mobile data to their subscribers, and one or more of our customers could decide to deploy an in-house mobile data delivery service solution that competes with our services. Even if the mobile data delivery services offered by a mobile service provider’s in-house solution were more limited than those provided by our services, a wireless carrier may elect to accept limited functionality or services in lieu of providing a third party access to its network. We also face intense competition in the mobile media and enterprise space through, among others, traditional digital players and major mobile ecosystem producers. An increase in the use of in-house solutions by wireless carriers and the traditional digital players and major mobile ecosystem producers could have an adverse effect on our business, operating results and financial condition.

Demand for our managed and professional services depends on carrier subscribers’ use of mobile data services and mobile devices to access the mobile Internet and on our customers’ continued investment and improvement in wireless networks.

Our services include a mobile data service delivery platform that enables wireless carriers to monitor and charge their subscribers for access to mobile applications, content and programs that are developed by third parties and hosted by us. The majority of our revenue is based on mobile subscribers accessing mobile content and applications through our customers’ carrier-branded mobile solutions. Our ability to generate revenues from our services will depend on the extent to which businesses and consumers continue to adopt and use mobile devices to access the mobile Internet and to receive products and services via their mobile devices. While many consumers use mobile devices to communicate, the majority of consumers do not presently use mobile devices to access the mobile Internet or obtain other products or services. Consumers and businesses may not continue to use mobile data services and mobile devices to access the mobile Internet and to obtain products and services as quickly as our business model contemplates or using our services. If consumers do not use mobile data services through our services, our business, operating results and financial condition will be adversely impacted.

Further, increased demand by consumers for mobile data services delivered over wireless networks will be necessary to justify capital expenditure commitments by wireless carriers to invest in the improvement and expansion of their networks. Demand for mobile data services through our services might not increase if there is limited availability or market acceptance of mobile devices designed for such services; if we are not able to adapt our services to smartphones; the multimedia content offered through wireless networks does not attract widespread interest; or the quality of service available through wireless networks does not meet consumer expectations. If long-term expectations for mobile data services are not realized or do not support a sustainable business model, wireless carriers may not commit significant capital expenditures to upgrade their networks to provide these services, the demand for our services will decrease, and we may not be able to increase our revenues or become profitable in the future.

If we are unable to protect the confidentiality of our proprietary information, the value of our technology could be adversely affected.

Our business relies upon certain unpatented or unregistered intellectual property rights and proprietary information, including the mCore platform. Consequently, although we take measures to keep our key intellectual property rights and proprietary information confidential, we may not be able to protect our technology from independent invention by third parties. We currently attempt to protect most of our key intellectual property through a combination of trade secret, copyright and other intellectual property laws and by entering into employee, contractor and business partner confidentiality agreements. Such measures, however, provide only limited protection, and under certain circumstances we may not be able to prevent the disclosure of our intellectual property, or the unauthorized use or reverse engineering or independent development of our technology. This may allow our existing and potential competitors to develop products and services that are competitive with, or superior to, our services.

Further, we may choose to expand our international presence. However, many of these countries’ intellectual property laws are not as stringent as those of the U.S. Effective patent, copyright, trademark and trade secret protections may be unavailable or limited in some foreign countries. As a result, we may not be able to effectively prevent competitors in these countries from using or infringing our intellectual property rights, which would reduce our competitive advantage and ability to compete in these regions or otherwise harm our business. In the future, we may also have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and divert our management’s attention and resources. In addition, such litigation may not be successful.

We expect that our revenue will fluctuate, which could cause our stock price to decline.

Any significant delays in the deployment of our services, unfavorable sales trends in our existing service categories, or changes in the spending behavior of wireless carriers could adversely affect our revenue growth. If our revenue fluctuates or does not meet the expectations of securities analysts and investors, our stock price would likely decline. Further, much of our revenue is based on managed services, which include a variable component that can fluctuate on a quarterly basis based on subscriber usage and acceptance of our media-based products.

If we cannot meet Nasdaq’s continued listing requirements, Nasdaq may delist our common stock or, if listed, our Series J preferred stock and common stock warrants, which could have an adverse impact on the liquidity and market price of our common stock and Series J preferred stock and the market value of our common stock warrants.

Our common stock is currently listed on the Nasdaq Global Select Market, and we have applied for listing of the subscription rights, our Series J preferred stock and our common stock warrants on the Nasdaq Global Select Market. We are and will be required to meet certain qualitative and financial tests to maintain the listing of our common stock on the Nasdaq Global Select Market and of our Series J preferred stock and common stock warrants, if listed. On June 14, 2012, we received a letter from Nasdaq advising that for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 5450(a)(1). We will be provided 180 calendar days, or until December 11, 2012, to regain compliance with the minimum bid price requirement. If, at any time before December 11, 2012, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, the Nasdaq staff will provide us with written notification that we have achieved compliance with the minimum bid requirement. If we do not regain compliance with the minimum bid price requirement by December 11, 2012, the Nasdaq staff will provide us with written notification that our common stock will be delisted from the Nasdaq Global Select Market. Prior to December 11, 2012, we may apply to transfer our common stock to the Nasdaq Capital Market provided that our common stock satisfies all criteria, other than compliance with the minimum bid price requirement, for initial inclusion on this market and we provide to Nasdaq written notice of our intention to cure the deficiency. In the event of a transfer, the Nasdaq Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on the Nasdaq Capital Market. However, should Nasdaq conclude that the Company will not be able to cure the deficiency, Nasdaq will provide notice to us that our common stock will be subject to delisting. A delisting of our common stock, Series J preferred stock or common stock warrants could negatively impact us by reducing the liquidity and market price of our capital stock and the number of investors willing to hold or acquire our capital stock. This could also negatively impact our ability to raise capital in an equity financing, including in this rights offering. It is also possible that we would otherwise fail to satisfy another Nasdaq requirement for continued listing of our capital stock. Within the last twelve months, our common stock traded below the $1.00 per share level on 82 days. The closing price on July 23, 2012 was $0.51 per share.

Our customer contracts lack uniformity and often are complex, which subjects us to business and other risks.

Our customers include some of the largest wireless carriers which have substantial purchasing power and negotiating leverage. As a result, we typically negotiate contracts on a customer-by-customer basis and sometimes accept contract terms not favorable to us in order to close a transaction, including indemnity, limitation of liability, refund, penalty or other terms that could expose us to significant financial or operating risk. If we are unable to effectively negotiate, enforce and accurately and timely account and bill for contracts with our key customers, our business and operating results may be adversely affected.

In addition, we have contractual indemnification obligations to our customers, most of which are unlimited in nature. If we are required to fulfill our indemnification obligations relating to third-party content or operating systems that we provide to our customers, we intend to seek indemnification from our suppliers, vendors, and content providers to the full extent of their responsibility. Even if the agreement with such supplier, vendor or content provider contains an indemnity provision, it may not cover a particular claim or type of claim or may be limited in amount or scope. As a result, we may or may not have sufficient indemnification from third parties to cover fully the amounts or types of claims that might be made against us. Any significant indemnification obligation to our customers could have a material adverse effect on our business, operating results and financial condition.

We provide service level commitments to our customers, which could cause us to incur financial penalties if the stated service levels are not met for a given period and could significantly reduce our revenue.

Some of our customer agreements provide service level commitments on a monthly basis. Our service level commitment varies by customer. If we are unable to meet the stated service level commitments or suffer extended periods of unavailability and/or degraded performance of our service, we may incur financial penalties. Our revenue could be significantly impacted if we suffer unscheduled downtime that exceeds the allowed downtimes under our agreements with our customers. The failure to meet our contractual level of service availability may require us to credit affected customers for a significant portion of their monthly fees, not just the value for the period of the downtime. As a result, failure to deliver services for a relatively short duration could result in our incurring significant financial penalties. Service level penalties represented 4% of total revenue in 2008, 1% of total revenue in 2009 and in 2010 and less than 1% of total revenue in 2011. Any system failure, extended service outages, errors, defects or other performance problems with our managed and professional services could harm our reputation and may damage our customers’ businesses.

We use datacenters to deliver our platform and services. Any disruption of service at these facilities could harm our business.

We host our services and serve all of our customers from various datacenter facilities located around the U.S. Several of our datacenter facilities are operated by third parties. We do not control the operations at the third-party facilities. All of these facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, terrorist attacks, power losses, telecommunications failures and similar events. They also could be subject to break-ins, computer viruses, denial of service attacks, sabotage, intentional acts of vandalism and other misconduct. The occurrence of a natural disaster or an act of terrorism, a decision to close the third-party facilities without adequate notice or other unanticipated problems could result in lengthy interruptions in our services. Although we maintain off-site tape backups of our customers’ data, we do not currently operate or maintain a backup datacenter for any of our services, which increases our vulnerability to interruptions or delays in our service. Interruptions in our services might harm our reputation, reduce our revenue, cause us to incur financial penalties, subject us to potential liability and cause customers to terminate their contracts other than in the customer-owned facility.

Capacity constraints could disrupt access to our services, which could affect our revenue and harm our reputation.

Our service goals of performance, reliability and availability require that we have adequate capacity in our computer systems to cope with the volume of traffic through our service delivery platforms. If we are successful in growing the size and scope of our operations, we will need to improve and upgrade our systems and infrastructure to offer our customers and their subscribers enhanced services, capacity, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of our business rises, with no assurance that our revenues will grow. If our systems cannot be expanded in a timely manner to cope with increased traffic we could experience disruptions in service, lower customer and subscriber satisfaction and delays in the introduction of new services. Any of these problems could impair our reputation and cause our revenue to decline.

Our solutions are complex and may take longer to develop than anticipated, and we may not recognize revenue from new service enhancements until after we have incurred significant development costs.

Most of our services must be tailored to meet customer specifications. As a result, we often develop new features and enhancements to our existing services. These new features and enhancements often take substantial time to develop because of their complexity and because customer specifications sometimes change during the development cycle. We often do not recognize revenue from new services or enhancements until we have incurred significant development costs. In addition to delayed recognition of revenue from such new services and enhancements, our operating results will suffer if the new services or enhancements fail to meet our customers’ expectations.

Our Series J preferred stock includes terms designed to preserve our use of net operating losses and related tax benefits. Such terms may have the effect of discouraging advantageous offers for our business or common stock and limiting the price that investors are willing to pay in the future for shares of our stock.

Our Series J preferred stock is redeemable at the option of the holders, if we (i) undergo a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers which cause a change in 20% or more of the voting power of our company, (ii) experience an ownership change (within the meaning of Section 382 of the Code), which results in a substantial limitation on our ability to use our net operating losses and related tax benefits or (iii) do not implement NOL Protective Measures within 180 days from the date the shares of Series J preferred stock are first issued. See “Description of the Company’s Securities—Series J Preferred Stock.” Our term loan may be accelerated, if the right of our Series J preferred stockholders to require us to redeem their shares of Series J preferred stock is triggered or if we experience an ownership change (within the meaning of Section 382 of the Code) as described above. We may not have sufficient capital to redeem our Series J preferred stock, if the holders of our Series J preferred stock require us to do so, to repay our term loan and amounts drawn under our revolving credit facility if accelerated or to continue normal operations.

You should be aware that, while not the intent of the terms of the Series J preferred stock and any NOL Protective Measure, if passed, such terms have an “anti-takeover” effect because they restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate 5% or more (by value) of our stock and the ability of persons, entities or groups now owning 5% or more (by value) of our stock from acquiring additional stock. If not waived, the terms and transfer restrictions may discourage or prohibit a merger, some tender or exchange offers, proxy contests or accumulations of substantial blocks of shares for which some stockholders might receive a premium above market value. In addition, the terms and transfer restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of our stockholders. Such restrictions may adversely affect the market price of our stock.

If we implement measures designed to preserve the use of our net operating losses and related tax benefits by, among others, restricting direct or indirect transfers of our common stock and common stock warrants to the extent such transfers would affect the percentage of stock that is treated as owned by a five percent stockholder, your ability to transfer your shares of common stock and common stock warrants may be limited.

If we implement measures designed to preserve the use of our net operating losses and related tax benefits by, among others, restricting direct or indirect transfers of our common stock and common stock warrants to the extent such transfers would affect the percentage of stock that is treated as owned by a five percent stockholder, your ability to transfer your shares of common stock and common stock warrants may be limited.

Our ability to use net operating and certain built-in losses to reduce future tax payments may be limited by provisions of the Internal Revenue Code, and may be subject to further limitation as a result of this rights offering and future transactions.

Sections 382 and 383 of the Code contain rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership of more than 50% of its stock over a three-year period, to utilize its net operating loss and tax credit carryforwards and certain built-in losses recognized in the years after the ownership change. For purposes of applying these rules we intend to take the position that neither the Series J preferred stock nor the common stock warrants at the time of issuance shall be considered “stock” for purposes of measuring an ownership change under Section 382. These rules generally operate by focusing on ownership changes involving stockholders who directly or indirectly own 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the Company. Generally, if an ownership change occurs, the yearly taxable income limitation on the use of net operating loss and tax credit carryforwards and certain built-in losses is equal to the product of the applicable long term tax exempt rate and the value of the Company’s stock immediately before the ownership change. If we experience a change in control, including as a result of this rights offering, we may be unable to offset our taxable income with losses (or our tax liability with credits) before such losses and credits expire. Furthermore, if we undergo such an ownership change, we may be required to redeem our Series J preferred stock and our term loan and amounts drawn under our revolving credit facility may be accelerated.

In addition, it is possible that this rights offering, the exercise of our common stock warrants and future transactions (including issuances of new shares of our common stock or issuances of our Series J preferred stock if such interest is treated as “stock” for tax purposes and sales of shares of our common stock or sales of our Series J preferred stock if such interest is treated as “stock” for tax purposes) will cause us to undergo one or more additional ownership changes. In that event, we generally would not be able to use our pre-change loss or certain built-in losses prior to such ownership change to offset future taxable income in excess of the annual limitations imposed by Sections 382 and 383 and those attributes already subject to limitations (as a result of our prior ownership changes) may be subject to more stringent limitations.

We intend to take the position that the Series J preferred stock is not “stock” for purposes of Section 382. Such determination depends in part on whether the redemption premium for the stock, if any, is reasonable. Currently, it is unclear what constitutes a reasonable redemption premium for purposes of Section 1504(a)(4) and the applicable regulatory safe harbor has been removed from the Treasury regulation. If the IRS were to take a different position with respect to the Series J preferred stock and treat it as “stock” for Section 382 purposes, an ownership change could occur and if such ownership change occurred we generally would not be able to use our pre-change losses or certain built-in losses to offset future taxable income in excess of certain annual limitations.

We rely on the development of content and applications by third parties, and if wireless carriers and their subscribers do not find such content compelling, our sales could decline.

Our business is dependent on the availability of content and applications for mobile devices that wireless carriers and their subscribers find useful and compelling. A significant percentage of our revenue is derived from the sale of applications and content through marketplaces and portals we operate for our wireless carrier customers. We also believe that demand for our services will increase as the number of applications and the volume of mobile content increases because our services facilitate the navigation and organization of large numbers of applications and large amounts of content. We do not develop applications or content; rather, we facilitate the sale and consumption of applications and content developed by third parties through our wireless carrier customers. If third-party developers fail to create content and applications that wireless carriers and their subscribers find useful and compelling, our sales would decline, and that would have a significant adverse effect on our business, operating results and financial condition.

We have a significant relationship with a development vendor, and changes to that relationship may result in delays or disruptions that could harm our business.

We rely upon development vendors to provide additional capacity for our technical development and quality assurance services. Our primary development vendor is GlobalLogic, a software research and development company providing software development services primarily from its offices in India and Ukraine. If GlobalLogic were, for any reason, to cease operations, we might be unable to replace it on a timely basis with a comparably priced provider. We would also have to expend time and resources to train any new development vendor that might replace GlobalLogic. If GlobalLogic were to suffer an interruption in its business, or experience delays, disruptions or quality control problems in its software development operations, or if we had to change development vendors, our ability to provide services to our customers would be delayed and our business, operating results and financial condition would be adversely affected.

Our solutions may contain undetected software errors, which could harm our reputation and adversely affect our business.

Our solutions are highly technical and have contained and may contain undetected errors, defects or security vulnerabilities. Some errors in our solutions may only be discovered after a solution has been deployed and used by our wireless carrier customers. Any errors, defects or security vulnerabilities discovered in our solutions after commercial release could result in loss of revenue or delay in revenue recognition, loss of customers and increased service cost, any of which could adversely affect our business, operating results and financial condition. In addition, we could face claims for product liability, tort or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention away from the business and adversely affect the market’s perception of us and our services. In addition, if our business liability insurance coverage is inadequate or future coverage is unavailable on acceptable terms or at all, our operating results and financial condition could be adversely impacted.

If we are successful in realigning our strategic path and grow our business and fail to manage such future growth effectively, our business could be harmed.

In the past, such as from 2006 to 2010, our revenue from continuing operations has grown. This growth placed significant demands on our management, operational and financial infrastructure. If we are to be able to grow effectively in the future and to manage such growth, if achieved, we must succeed in the realignment of our strategic path and improve and continue to enhance our managerial, operational and financial controls, and train and manage our employees. We must also manage new and existing relationships with customers, suppliers, business partners and other third parties. These activities will require significant expenditures and allocation of valuable management resources. If we fail to maintain the efficiency of our organization during periods of growth, our profit margins may decrease, and we may be unable to achieve our business objectives.

In 2011, we recognized significant impairment losses related to our goodwill and intangible assets. We may also recognize impairment losses for subsequent periods which would adversely affect our financial results.

We are required under Generally Accepted Accounting Principles to test goodwill for impairment annually and to assess our amortizable intangible assets, including capitalized software costs, and long-lived assets, as well as goodwill, for impairment when events or changes in circumstance indicate the carrying value may not be recoverable. Based on the presentation of our operations in India and the Asia Pacific region as well as of our subsidiaries in France and the Netherlands as discontinued operations on a retrospective basis, we recorded impairment charges of $140.5 million and $5.8 million in 2011 and 2009, respectively. Factors which have led to impairments include significant decline of our market capitalization below the book value of our net assets, changes in business strategy, restructuring of the business in connection with acquisitions, actual performance of acquired businesses below our expectations and expiration of customer contracts.

Unanticipated events or changes in circumstances could impact our ability to recover the carrying value of some or all of these assets. Based on the continued decline in our market capitalization since the fourth quarter of 2011 we may recognize additional impairment for subsequent periods. In addition, we may make additional acquisitions in the future which would increase the amount of such assets on our books that would be subject to potential future impairment. In the event any of our current or future assets became impaired the associated impairment charge could adversely impact our results of operations.

Our business involves the use, transmission and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm and monetary damages.

Our business activities involve the use, transmission and storage of confidential information. We believe that we take commercially reasonable steps to protect the security, integrity and confidentiality of the information we collect and store, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. If such unauthorized disclosure or access does occur, we may be required, under existing and proposed laws, to notify persons whose information was disclosed or accessed. We may also be subject to claims of breach of contract for such disclosure, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information may result in the termination of one or more of our commercial relationships and/or a reduction in customer confidence and usage of our services, which would have a material adverse effect on our business, operating results and financial condition.

We may be subject to liability for our use or distribution of information that we receive from third parties.

As part of our business, we obtain content and commercial information from third parties. When we distribute this information, we may be liable for the data contained in that information. There is a risk that we may be subject to claims related to the distribution of such content such as defamation, negligence, intellectual property infringement, violation of privacy or publicity rights and product or service liability, among others. Laws or regulations of certain jurisdictions may also deem some content illegal, which may expose us to additional legal liability. We also gather personal information from subscribers in order to provide personalized services. Gathering and processing this personal information may subject us to legal liability for, among other things, defamation, negligence, invasion of privacy and product or service liability. We are also subject to laws and regulations, both in the U.S. and abroad, regarding the collection and use of subscriber information. If we do not comply with these laws and regulations, we may be exposed to legal liability. Some of the agreements by which we obtain content do not contain indemnity provisions in our favor. Even if a given contract does contain indemnity provisions, they may not cover a particular claim or type of claim or the party granting indemnity may not have the financial resources to cover the claim. Our insurance coverage may be inadequate to cover fully the amounts or types of claims that might be made. Any liability that we incur as a result of content we receive from third parties could adversely impact our results of operations.

Actual or perceived security vulnerabilities in mobile devices and privacy concerns related to mobile device technology could negatively affect our business.

The security of mobile devices and wireless networks is critical to our business. Individuals or groups may develop and deploy viruses, worms and other malicious software programs that attack mobile devices and wireless networks. Security experts have identified computer worms targeted specifically at mobile devices. Security threats could lead some mobile subscribers to reduce or delay their purchases of mobile content and applications in an attempt to protect their data privacy and reduce the security threat posed by viruses, worms and other malicious software. Wireless carriers and device manufacturers may also spend more on protecting their wireless networks and mobile devices from attack, which could delay adoption of new mobile devices that tend to include more features and functionalities that facilitate increased use of mobile data services. Actual or perceived security threats, and reactions to such threats, could reduce our revenue or require unplanned expenditures on new security initiatives.

Lawsuits have been filed against us and certain of our current and former directors and officers, which could divert management’s attention and adversely affect our business, results of operations and cash flows.

Lawsuits have been filed against us and certain of our current and former directors and officers in the U.S. District Court, Western District of Washington at Seattle alleging various violations of federal securities laws and of state law, including breaches of fiduciary duties and unjust enrichment, relating to alleged false and misleading statements and omissions made by us in our registration statement for our initial public offering, subsequent reports filed with the SEC and other press releases and public statements. As these cases are at a very early stage, at this time, we are not able to predict the probability of the outcome or estimate of loss, if any, related to these matters. However, these types of litigation often are expensive and divert management’s attention and resources. As a result, any of such claims, whether or not ultimately successful, could adversely affect our business, results of operations and cash flows.

Claims by others that we infringe their intellectual property rights could force us to incur significant costs.

We cannot be certain that our services do not and will not infringe the intellectual property rights of others. Many parties in the telecommunications and software industries have begun to apply for and obtain patent protection for innovative proprietary technologies and business methods. Given that our platform interacts with various participants in the mobile data ecosystem, existing or future patents protecting certain proprietary technology and business methods may preclude us from using such proprietary technology or business methods, or may require us to pay damages for infringement or fees to obtain a license to use the proprietary technology or business methods (which may not be available or, if available, may be on terms that are unacceptable), or both, which would increase our cost of doing business. In addition, litigation concerning intellectual property rights and the infringement of those rights, including patents, trademarks and copyrights, has grown significantly over the last several years and is likely to grow further in the future. If we become the subject of infringement claims, we may be forced into litigation, which will require us to devote significant resources and management’s time and attention to defend against such infringement claims. If it is determined that our services infringe the intellectual property rights of a third party, we may be required to pay damages or enjoined from using that technology or forced to obtain a license (which may not be available or, if available, may be on terms that are unacceptable) and/or pay royalties to continue using that technology. The assertion of intellectual property infringement claims against our technology could have a material adverse effect on our business, operating results and financial condition.

We may engage in acquisitions, dispositions and exits that could disrupt our business, cause dilution to our stockholders and harm our business, operating results or financial condition.

We may make selective domestic and international acquisitions of, and investments in, businesses that offer new products, services and technologies, augment our market coverage, and/or enhance our technological capabilities. Acquisitions and investments outside of the U.S. involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries. We are in the process of exiting our business in India, the Asia Pacific region, France and the Netherlands and continue to re-evaluate our overall international operations and may also dispose of certain businesses or assets or close existing businesses; such dispositions or closures may have an adverse effect on our business.

Acquisitions, dispositions and exits in the high-technology sector are inherently risky and subject to many factors outside of our control, and no assurance can be given that our previous or future acquisitions, dispositions or exits will be successful and will not materially adversely affect our business and operations. In addition, the integration of any business we acquire may require that we incur significant restructuring charges. Acquisitions involve numerous risks, including difficulties in integrating the operations, management information systems and internal controls, technologies, products, and personnel of the acquired companies, particularly companies with overlapping business segments and widespread operations and/or complex products, such as Adenyo. Integration may be a difficult, drawn out process further complicated by such factors as geographic distances, lack of experience operating in the geographic market or industry sector of the acquired business, delays and challenges associated with integrating the business with our existing businesses, diversion of management’s attention from daily operations of the business, potential loss of key employees and customers of the acquired business, the potential for deficiencies in internal controls at the acquired business, performance problems with the acquired business’ technology, difficulties in entering markets in which we have no or limited direct prior experience, exposure to unanticipated liabilities of the acquired business, insufficient revenues to offset increased expenses associated with the acquisition, and our ability to achieve the growth prospects and synergies expected from any such acquisition. Even when an acquired business has already developed and marketed products and services, there can be no assurance that product or service enhancements will be made in a timely fashion or that all pre-acquisition due diligence will have identified all possible issues that might arise with respect to such acquired assets.

Any acquisition may also cause us to assume liabilities, record goodwill and non-amortizable intangible assets that will be subject to impairment testing and potential impairment charges, incur amortization expense related to certain intangible assets, increase our expenses and working capital requirements, and subject us to litigation, which would reduce our return on invested capital. Failure to manage and successfully integrate the acquisitions we make could materially harm our business and operations.

Any future acquisitions may require additional debt or equity financing, which in the case of debt financing, will increase our leverage and, in the case of equity financing, would be dilutive to our existing stockholders. Any decline in our perceived credit- worthiness associated with an acquisition could adversely affect our ability to borrow and result in more restrictive borrowing terms. As a result of the foregoing, we also may not be able to complete acquisitions or strategic transactions in the future to the same extent as in the past, or at all. These and other factors could harm our ability to achieve anticipated levels of profitability at acquired operations or realize other anticipated benefits of an acquisition or disposition, and could adversely affect our business, operating results, and financial condition.

Government regulation of the mobile industry is evolving, and unfavorable changes or our failure to comply with regulations could harm our business and operating results.

As the mobile industry continues to evolve, we believe greater regulation by federal, state or foreign governments or regulatory authorities becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information and other mobile marketing regulations could affect our and our customers’ ability to use and share data, potentially reducing our ability to utilize this information for the purpose of continued improvement of the overall mobile subscriber experience. In addition, any regulation of the requirement to treat all content and application provider services the same over the mobile Internet, sometimes referred to as net neutrality regulation, could reduce our customers’ ability to make full use of the value of our services. Further, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations to access the Internet may be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the mobile Internet and the viability of mobile data service providers, which could harm our business and operating results. Finally, any further or more restrictive regulation of the ability of wireless carriers to include charges for goods and services in a mobile subscriber’s bill or their ability to offer up these capabilities to third parties, such as ourselves, on a bill-on- behalf-of basis could negatively impact our business.

Our use of open source software could limit our ability to commercialize our services.

We have incorporated open source software into our services. Although we closely monitor our use of open source software, the terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our services. In that event, we could be required to seek licenses from third parties in order to continue offering our services, to re- engineer our products or to discontinue sales of our services, any of which could materially adversely affect our business.

The market price of our common stock, our Series J preferred stock and our common stock warrants may be highly volatile or may decline regardless of our operating performance.

Broad market and industry factors may adversely affect the market price of our common stock, our Series J preferred stock and our common stock warrants, regardless of our actual operating performance. Factors that could cause wide fluctuations in the stock price may include, among other things:

•	actual or anticipated variations in our financial condition and operating results;

•	overall conditions or trends in our industry;

•	addition or loss of significant customers;

•	competition from existing or new products;

•	changes in the market valuations of companies perceived by investors to be comparable to us;

•	announcements by us or our competitors of technological innovations, new services or service enhancements;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures or capital commitments;

•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

•	additions or departures of key personnel;

•	changes in the estimates of our operating results or changes in recommendations by any securities or industry analysts that elect to follow our common stock; and

•	sales of our common stock by us or our stockholders, including sales by our directors and officers.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Our common stock price has declined significantly since our IPO in 2010 and may continue to do so as a result of the above described factors as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. We are subject to this type of litigation and may be the target of additional litigation of this nature. Such securities litigation could result in substantial costs and a diversion of our management’s attention and resources, whether or not we are successful in such litigation.

Mr. Carl C. Icahn indirectly owns a significant amount of our common stock and the note issued under our term loan and revolving loan facility, he has a relationship with two of our directors, our charter waives the corporate opportunity doctrine as it relates to funds affiliated with him and he may have interests that diverge from those of other stockholders.

Mr. Carl C. Icahn controls approximately 16.5% of the voting power of our common stock as of July 23, 2012 and such ownership percentage may increase further as a result of this rights offering. Transactions could be difficult to complete without the support of Mr. Carl C. Icahn. It is possible that Mr. Carl C. Icahn may not support transactions, director appointments and other corporate actions that other stockholders would support. In addition, Mr. Brett C. Icahn, one of our directors, is the son of Mr. Carl C. Icahn, and Mr. Hunter C. Gary, another of our directors, is married to Mr. Carl C. Icahn’s wife’s daughter.

In our restated certificate of incorporation, we renounce and provide for a waiver of the corporate opportunity doctrine as it relates to the funds affiliated with Koala Holding LP, an affiliate of Mr. Carl C. Icahn, Technology Crossover Ventures, and any person or entity affiliated with these investors. As a result, Mr. Carl C. Icahn and entities controlled by him will have no fiduciary duty to present corporate opportunities to us. These exempted persons are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. They may also pursue, for their own accounts, acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations or prospects if attractive corporate opportunities are directed by the exempted persons to themselves or their other affiliates instead of to us.

In addition, on September 16, 2011, we entered into, and on November 14, 2011 and February 28, 2012, we amended, a $20 million term loan with High River, which is secured by substantially all of our assets and is guaranteed by two of our subsidiaries, mCore International and Motricity Canada. High River is beneficially owned by Mr. Carl C. Icahn. The principal and interest are due and payable at maturity on August 28, 2013. The term loan provides High River with a right to accelerate the payment of the term loan if, among others, we experience an ownership change (within the meaning of Section 382 of the Code) that results in a substantial limitation on our ability to use our net operating losses and related tax benefits or if the shares of our Series J preferred stock we may issue become redeemable at the option of the holders or if we are required to pay the liquidation preference for such shares. On May 10, 2012, we further amended the terms of our existing term loan from High River and High River agreed to provide us with a $5 million revolving loan facility.

Our historical financial statements may not be indicative of future performance.

In light of our acquisitions of the mobile division of InfoSpace in December 2007 and of Adenyo in April 2011, our operating results only reflect the impact of those acquisitions from the acquisition date, and therefore comparisons with prior periods are difficult. As a result, our limited historical financial performance as owners of the mobile division of InfoSpace and the Adenyo business may make it difficult for stockholders to evaluate our business and results of operations to date and to assess our future prospects and viability. Furthermore, our brief operating history has resulted in revenue and profitability growth rates that may not be indicative of our future results of operations. As a result, the price of our common stock may be volatile.

In addition, we exited two lines of business in 2007 and 2008, our direct to consumer business, which was sold in two transactions in 2007 and 2008, and a business we refer to as media and entertainment, which was discontinued in 2008. The loss from discontinued operations in the 2008 period includes losses from these discontinued businesses. Furthermore, during the first quarter of 2012, we decided to exit our operations located in India and the Asia Pacific region and divest of our subsidiaries in France and the Netherlands. As of January 1, 2012, all of the operations related to India, the Asia Pacific region, our France subsidiary and our Netherlands subsidiary are reported as discontinued operations in the consolidated financial statements and we updated the historical consolidated financial statements in order to present the results of our operations in India and the Asia Pacific region as well as of our subsidiaries in France and the Netherlands as discontinued operations on a retrospective basis for the years ended December 31, 2011, 2010 and 2009.

As a result of the foregoing factors, the recent significant changes in our Company, the realignment of our strategic path and our exploration of financing alternatives, our historical results of operations are not necessarily indicative of the operating results to be expected in the future.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our common stock, or if our operating results do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these reports or analysts. If any of the analysts who cover our Company downgrades our stock, or if our operating results do not meet the analysts’ expectations, our stock price could decline. Moreover, if any of these analysts ceases coverage of our Company or fails to publish regular reports on our business, we could lose visibility in the financial markets, which in turn could cause our stock price and trading volume to decline.

We have not paid or declared dividends in the past, and do not plan to pay or declare dividends in the future, other than in connection with this rights offering and dividends payable on Series J preferred stock, and, as a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

We have never declared or paid any dividends on our common stock and currently, other than the distribution of subscription rights pursuant to this rights offering and dividends payable on Series J preferred stock described herein, do not expect to declare or pay dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used in the operation and growth of our business and the payment of dividends on our Series J preferred stock. Any determination to pay dividends on our common stock in the future will be at the discretion of our board of directors. In addition, our ability to pay dividends on our common stock is currently limited by the covenants of our term loan and revolving loan facility and the terms of our Series J preferred stock when issued and may be further restricted by the terms of any future debt or preferred securities. Accordingly, your only opportunity to achieve a return on your investment in our Company may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock.

Risks Related to This Offering

This rights offering may cause the trading price of our common stock to decrease immediately, and this decrease may continue.

The offering price, the number of securities we propose to issue, and the number of securities actually issued if we complete the rights offering, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the rights offering.

If you exercise your subscription rights, you commit to purchasing units at the designated subscription price and you may not revoke your subscription rights even if the public trading market price of the common stock, the Series J preferred stock and/or the common stock warrants decreases below the price you believe may be indicated by the subscription price per unit.

Your exercise of subscription rights to purchase units is irrevocable. Prior to the expiration of the rights offering, we plan to announce our financial results for the second quarter of 2012, which may or may not have an effect on the price of our common stock and the price at which the subscription rights are traded. If you exercise your subscription rights and, afterwards, the public trading market price of the common stock, the Series J preferred stock and/or the common stock warrants decreases below the price you believe may be indicated by the subscription price per unit, you will have committed to buying units at a price above the prevailing market price and could have an immediate unrealized loss.

The subscription price of the units determined for the rights offering is not necessarily an indication of the fair value of our common stock, the subscription rights, our Series J preferred stock or our common stock warrants.

The per unit subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of the securities underlying the units to be offered in the rights offering. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock and the common stock warrants there has been no market for those securities and you may not be able to sell shares of our Series J preferred stock or common stock warrants at a price you believe may be indicated by the price per unit, if at all. Furthermore, the market price of our Series J preferred stock or our common stock warrants may decline after the rights offering. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

There may not be a trading market for the subscription rights, our Series J preferred stock or our common stock warrants.

Although the subscription rights have been accepted for listing, and we have applied for listing of our Series J preferred stock and our common stock warrants on the Nasdaq Global Select Market, the subscription rights, our

Series J preferred stock and our common stock warrants will be new issues of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights, Series J preferred stock or common stock warrants. Unless indicated otherwise, the subscription rights are transferable until 5:00 p.m., New York City time, on the last business day prior to the expiration date, at which time they will expire, and therefore, will be no longer transferable. Any subscription rights not exercised by the expiration date will expire without any payment to the holders of those unexercised subscription rights. Additionally, we cannot assure that the applications for listing of the Series J preferred stock and common stock warrants on the Nasdaq Global Select Market will be accepted. If those listing applications are not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the Series J preferred stock and the common stock warrants trade on the OTCQB. The OTCQB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Global Select Market or other national exchanges. Securities traded on the OTCQB are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. Therefore, prices for securities traded solely on the OTCQB may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. Further, there is no assurance that the application for quotation of those securities in the OTCQB will be accepted. If the Series J preferred stock and the common stock warrants are not listed on the Nasdaq Global Select Market or quoted on the OTCQB, you may not be able to sell those securities. We are not responsible if you elect to sell your subscription rights, Series J preferred stock and/or common stock warrants and no public or private market exists to facilitate the purchase of subscription rights, Series J preferred stock and/or common stock warrants.

A holder of our Series J Preferred Stock who causes an ownership change, which results in a substantial limitation on our ability to use our net operating losses and related tax benefits or whose shares were not voted in favor of the NOL Protective Measures, cannot require redemption of his shares upon such a triggering event. This could make it more difficult for you to trade your shares of Series J preferred stock and could limit the price that investors might be willing to pay in the future for shares of our Series J preferred stock.

A holder of our Series J Preferred Stock who causes an ownership change, which results in a substantial limitation on our ability to use our net operating losses and related tax benefits or whose shares were not voted in favor of the NOL Protective Measures, cannot require redemption of his shares upon such a triggering event. This may operate as a restriction on the transferability of your shares of the Series J preferred stock and could limit the price that investors might be willing to pay in the future for shares of our Series J preferred stock.

If you do not exercise your subscription rights and exercise the common stock warrants issued to you in the rights offering, your percentage ownership in Motricity may be diluted as a result of common stock warrants being exercised or future stock offerings.

Assuming we sell the full amount of units in connection with the rights offering and all common stock warrants issued in rights offering are exercised, we will issue approximately 14,248,741 new shares of our common stock and 1,200,000 shares of our Series J preferred stock. If you choose not to exercise your basic subscription privilege in full prior to the expiration of the rights offering and/or you do not exercise all of the common stock warrants issued to you in the rights offering, your relative ownership interest in our company will be diluted. Furthermore, the terms of the Series J preferred stock allow dividends on the Series J preferred shares to be paid in kind and, therefore, your ownership may be further diluted. See “Dilution” for a more detailed discussion of effects of the rights offering on our stockholders. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. In the future, we may attempt to increase our capital resources by making additional offerings of equity securities, including classes or series of additional preferred stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offering. Thus, our stockholders bear the risk of our future offerings.

Our common stock is ranked junior to our Series J preferred stock.

Our common stock is ranked junior to our Series J preferred stock. Upon the issuance of the Series J preferred stock underlying the units in this rights offering, the outstanding Series J preferred stock also will have a preference upon our dissolution, liquidation or winding up of our company in respect of assets available for distribution to our stockholders. Furthermore, the holders of our Series J preferred stock may require us to redeem their shares of Series J preferred stock in connection with a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers which cause a change in 20% or more of the voting power of our company, if we experience an ownership change (within the meaning of Section 382 of the Code), which results in a substantial limitation on our ability to use our net operating losses and related tax benefits or if we fail to implement measures designed to preserve the use of our net operating losses and related tax benefits.

The terms of our Series J preferred stock require that they be redeemed prior to the redemption of our common stock in connection with dissolution, liquidation or winding up of our company, and the holders may require us to redeem their shares of Series J preferred stock if we experience a change in control; this could prevent a change in control.

The terms of our Series J preferred stock require that they be redeemed prior to the redemption of our common stock in connection with dissolution, liquidation or winding up or a change in control of our company and the holders may require us to redeem their shares of Series J preferred stock if we experience a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers which cause a change in 20% or more of the voting power of our company. This may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of our stockholders. Such restrictions may adversely affect the market price of our stock.

There can be no assurance that in the event of any dissolution, liquidation, or winding up of our company, we will be able to make distributions or payments in full to all the holders of the Series J preferred shares or that we, if required, will be able to redeem such shares.

The Series J preferred stock will rank senior to our common stock, but we may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Series J preferred stock. There can be no assurance that in the event of any dissolution, liquidation, winding up or change of control of our Company, we will be able to make distributions or payments in full to all the holders of the Series J preferred shares.

The dividends on our Series J preferred stock can be paid in kind.

The terms of the Series J preferred stock allow dividends on the Series J preferred shares to be paid in kind and, therefore, allow the repayment of the principal and accrued dividends on the Series J preferred stock to be deferred until the final maturity of the Series J preferred stock. There can be no assurance that we will have enough capital to repay the full amount of the principal and accrued dividends when the payment of principal and accrued dividends on the Series J preferred stock become due. No plan, arrangement or agreement is currently in place that would prevent us from paying dividend with respect to the Series J preferred stock in cash.

Our Series J preferred stock lacks covenants restricting our actions, giving management broad discretion to use cash generated from this rights offering.

The terms of the Series J preferred stock do not contain restrictive covenants on our actions, therefore our management will have broad discretion to use cash generated from this rights offering. Management might not apply cash generated from the rights offering in ways that increase the value of your investment. There can be no assurance that we will use the proceeds from the rights offering for expenditures that will increase the value of our company or that are otherwise in the interests of the holders of our capital stock.

As a purchaser of units in the rights offering, you will experience immediate dilution.

Upon your exercise of the common stock warrant, you will pay an exercise price for each common stock warrant that as of December 31, 2011 exceeds the per share value attributed from our tangible assets less our total liabilities. Therefore, if we distributed our total tangible assets after deducting our total liabilities to our stockholders following this rights offering, assuming a fully subscribed rights offering, and exercise of all common stock warrants issued in the rights offering and our net tangible assets per share being less than the exercise price for the common stock warrants at the time of distribution, our stockholders would receive less per share of common stock than you paid to exercise your warrants issued in this rights offering. After giving effect to the issuance of units in this rights offering at a subscription price of $0.65 per unit, and the exercise of all the common stock warrants, after deducting estimated expenses payable by us, our net tangible book value would be approximately $41.1 million, or $0.68 per share of common stock. The exercise price of the common stock warrants is $0.51 per share, and dilution per share equals the difference between the exercise price of the common stock warrants issued in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering. Accordingly, if you purchase units in this rights offering you will suffer immediate dilution of $0.17 per share of common stock in net tangible book value. For more information, see “Dilution.”

You will not be able to sell the securities underlying the units you buy in the rights offering until you receive your stock certificates or DRS statements or your account is credited with the Series J preferred stock and common stock warrants.

If you purchase units in the rights offering by timely submitting a rights certificate and payment, we will mail you stock certificates or DRS statements as soon as practicable after the closing of the rights offering. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase units, your account with your nominee will be credited with the shares of our Series J preferred stock and the common stock warrants underlying the units you purchased in the rights offering as soon as practicable after the expiration of the rights offering, or such later date as to which the rights offering may be extended. Until your stock certificates or DRS statements have been delivered or your account is credited, you may not be able to sell your securities even though the Series J preferred stock and/or the common stock warrants issued in the rights offering are listed for trading on Nasdaq. The price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares, if at all.

If you do not act promptly and follow the subscription instructions, we will reject your exercise of subscription rights.

If you desire to purchase units in the rights offering, you must act promptly to ensure that the subscription agent actually receives all required forms and that all payments clear before the expiration of the rights offering at 5:00 p.m., New York City time, on August 17, 2012, unless such date is extended by us to a date no later than October 17, 2012. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration of the rights offering. We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the expiration of the rights offering. We are also not responsible if you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of your subscription rights prior to the expiration of the rights offering. Neither we nor the subscription agent undertake any action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We further reserve the right to request information from holders of subscription rights who elect to exercise their rights with respect to their stock ownership as a condition to acceptance of their exercise of their rights so as to permit us to more accurately exercise our discretion to preserve our net operating loss and related tax benefits. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase units in the rights offering.

Any uncertified check used to pay for units in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require several business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the procedures to exercise your subscription rights and will not receive the securities underlying the units you wish to purchase.

You may not receive all of the units for which you subscribe pursuant to the over-subscription privilege.

If any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $0.65 per unit. If over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the expiration date of the rights offering, relative to the number of rights properly exercised as of the expiration date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). You may not receive any or all of the number of units for which you over-subscribed. If the pro rated number of units allocated to you in connection with your over-subscription privilege is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest or penalty, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you. You do not have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. However, because units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for units pursuant to the over-subscription privilege will be maximized if you exercise your basic subscription privilege in full and by purchasing rights from other holders and exercising those rights.

Because we do not have a backstop or any other formal commitments from any of our stockholders to participate in the rights offering, the net proceeds we receive from the rights offering may be lower than currently anticipated, and we may need to raise additional capital in the future to be able to repay the term loan and amounts drawn under our revolving credit facility and to execute our longer term business plan.

There will be no backstop or other guarantee to the rights offering, and we do not have any formal commitments from any of our stockholders to participate in the rights offering. Therefore, we cannot assure you that any of our stockholders will exercise all or any part of their basic subscription privilege or their over-subscription privilege. If our holders subscribe for fewer units than anticipated, the net proceeds we receive from the rights offering could be significantly reduced. If the rights offering is not fully subscribed and we do not raise the desired amount of capital in this rights offering, we may need to raise additional capital in the future to be able to repay the term loan and amounts drawn under our revolving credit facility and to execute our longer term business plan.

Even if fully subscribed, the net proceeds we receive from the rights offering also may be lower than currently anticipated because there are restrictions on the exercise of subscription rights and we have reserved the right to reduce the size of the rights offering or change the composition of the unit if we determine that such change is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits.

You may not purchase a number of units where such purchase would result in you becoming a direct or indirect owner of more than 50% of the common stock, as determined under Section 382 of the Code and the Treasury Regulations promulgated thereunder, including but not limited to Section 1.382-4(b)(4) and we have reserved the right to reduce the size of the rights offering or change the composition of the unit if we determine that such change is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. We thus further reserve the right to reduce the size of the rights offering or change the composition of the unit if we determine that such change is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. Under U.S. federal income tax law, we can carry forward U.S. net operating losses as potential tax deductions until they expire. As of December 31, 2011, we had net operating loss carryforwards totaling approximately $238 million. If we reduce the size of the offering, we will first reduce or eliminate the number of units that may be purchased upon exercise of the over-subscription privilege, and second, if the elimination of the over-subscription privilege is not sufficient, the number of units that may be acquired upon exercise of the basic subscription privilege. If we choose to change the composition of the unit, we will give the opportunity to anyone who has previously subscribed for units to revoke their subscription. If the net proceeds from the rights offering are lower as a result of a restriction on the exercise of rights or because we reduce the size of the rights offering, we may need to raise additional capital to execute our longer term business plan and repay our term loan and amounts drawn under our revolving credit facility when due.

There are material federal income tax considerations that should be considered.

The distribution of the subscription rights in this rights offering should be a non-taxable distribution under Section 305(a) of the Code. This position, however, is not binding on the IRS or the courts. If the rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as gain from the disposition of our common stock. Further, due to lack of, or in some cases, conflicting, authority, the U.S. federal income tax treatment of the Series J preferred stock and the common stock warrant as an “investment unit” is unclear and thus the U.S. federal income tax consequences to an investor holding the Series J preferred stock and the common stock warrant are uncertain. Please see the discussion of the “Material U.S. Federal Income Tax Consequences” for additional information. Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

There is no obligation for our directors or executive officers to subscribe for any units in the rights offering.

None of our directors and none of our executive officers have an obligation to subscribe for any units in the rights offering.

If you do not exercise your common stock warrants in connection with a change in control, they will terminate and have no further rights or value.

Our common stock warrants provide that they terminate if they are not exercised in connection with a capital reorganization, reclassification of our securities, consolidation or merger of our company resulting in a change of 50% the voting power of company, a sale of substantially all of our assets or a similar transaction requiring stockholder approval shall be effected. If you do not exercise your common stock warrants in connection with such a transaction, the warrants will terminate and be of no further value. There are no assurances that any such transaction would provide value for the common stock received upon the exercise of the common stock warrants at or in excess of the exercise price of such warrants.

The allocation of the subscription price between the Series J preferred stock and the common stock warrants may not be respected by the IRS. This could result in a different tax basis in your Series J preferred stock and your common stock warrants. Furthermore, a successful challenge by the IRS of our allocation could impact our position that the Series J preferred stock is not “stock” for Section 382 purposes.

For U.S. federal income tax purposes, the subscription price of the Units should be allocated between the Series J preferred stock and the common stock warrants on the basis of their relative fair market values as determined on date of their issuance. Based upon the foregoing, we intend to allocate the subscription price of the Units between the Series J preferred stock and the common stock warrants in accordance with our determination of their relative fair market values on the issue date. However, our allocation is not binding on the IRS and no assurance can be given that the IRS will accept our allocation. If the IRS were to successfully challenge our allocation, your tax basis in the Series J preferred stock and the common stock warrants may differ substantially from your tax basis as determined pursuant to our allocation. Furthermore, if the IRS were to successfully challenge our allocation it could impact the amount of the Series J preferred stock redemption premium which could adversely impact our position that the Series J preferred stock is not “stock” for purposes of measuring an ownership change under Section 382.

The Series J preferred stock may result in constructive dividends to a holder.

If the allocation of the subscription price between the Series J preferred stock and the common stock warrant results in an “issue price” for the Series J preferred stock that is lower than the price at which the Series J preferred stock may be redeemed under certain circumstances, this difference in price (the “redemption premium”) may be treated as a constructive distribution of additional stock on preferred stock under Section 305(c) of the Code if the redemption premium is in excess of a statutory de minimis amount. We intend to take the position that annual accruals of the redemption premium and concurrent income inclusions for the applicable holder are not required under federal income tax law. However, if the IRS were to take a different position with respect to the redemption premium, a constructive distribution would be required to be taken into account under principles similar to the principles governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. The accruals would be included in the holder’s taxable income to the extent of our current and accumulated earnings and profits.

Furthermore, if quarterly dividends on the Series J preferred stock are accrued rather than paid, the liquidation preference on the Series J preferred stock will be adjusted to reflect the accrued dividend. The applicable Treasury Regulations fail to address whether the accrued dividends will be treated as a redemption premium. We intend to take the position that the accrual of dividends on the Series J preferred stock is not a disguised redemption premium and will not be includible in the holder’s taxable income until such dividends are declared by our Board of Directors. If the IRS were to take a different position with respect to the accrued dividends, a constructive distribution would be required to be taken into account under principles similar to the principles governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. The accruals would be included in the holder’s taxable income to the extent of our current and accumulated earnings and profits.

We are required by the terms of the common stock warrants to use our reasonable best efforts to maintain an effective registration statement covering the issuance of the shares of common stock underlying the common stock warrants at the time that our warrant holders exercise their warrants. The exercise of our common stock warrants may also be limited by state securities laws. We cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise their common stock warrants.

Holders of our common stock warrants will be able to exercise the common stock warrants only if a registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective. We have a contractual obligation to use our reasonable best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants to the extent required by federal securities laws, and we intend to, but may not be able to, comply with our undertaking. Our common stock warrants expire if they are not exercised in connection with a capital reorganization, reclassification of our securities, consolidation or merger of our company resulting in a change of 50% the voting power of company, a sale of substantially all of our assets or a similar transaction requiring stockholder approval shall be effected, a merger, consolidation, business combination, sale of substantially all of our assets or similar transaction requiring shareholder approval, even if a registration statement covering the shares underlying the common stock warrants is not effective at such time. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current.

Holders of common stock warrants who reside in jurisdictions in which there is no exemption applicable to the exercise of such warrants, such as Florida, will be unable to exercise their warrants and will either have to sell their warrants in the open market or allow them to expire unexercised. Furthermore, state securities laws may restrict the transfer of our common stock warrants to residents of such states.

Holders of common stock warrants who reside in jurisdictions in which there is no exemption applicable to exercise of such warrants, such as Florida, will be unable to exercise their warrants and will either have to sell their warrants in the open market or allow them to expire unexercised. Furthermore, state securities laws may restrict the transfer of our common stock warrants to residents of such states.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this registration statement include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements regarding various estimates we have made in preparing our financial statements, statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, the sufficiency of our capital resources, our evaluation of financing alternatives, the realignment of our strategic path, the outcome and benefits from the exit of our international operations, the likelihood of any of our securities being listed on Nasdaq, our ability to secure a new location for our headquarters and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

The Company, through its senior management, may from time to time make “forward-looking statements” about matters described herein or other matters concerning the Company. You should consider our forward-looking statements in light of the risks and uncertainties that could cause the Company’s actual results to differ materially from those which are management’s current expectations or forecasts.

Risks and uncertainties that could adversely affect our business and prospects include, but are not limited to, those discussed above in “Risk Factors,” which are incorporated herein by reference. The risks included in “Risk Factors” are not exhaustive. Except as required by law, the Company disclaims any intent or obligation to revise or update any forward-looking statements for any reason. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission, after the date of this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

As our earnings are inadequate to cover fixed charges, we have provided the coverage deficiency amounts. Due to losses in years ended December 31, 2007, 2008, 2009, 2010 and 2011 and the three months ended March 31, 2012, the ratio coverage was less than 1:1. Additional earnings of $51.6 million, $74.8 million, $13.5 million, $8.0 million, $162.2 million and $3.9 million would have been required in each of those periods, respectively, to achieve coverage of 1:1. Please refer to Exhibit 12.1 filed with this registration statement, of which this prospectus forms a part, which sets forth the computation of the ratio of earnings to fixed charges and preference security dividends.

USE OF PROCEEDS

If the rights offering is fully subscribed, we expect to receive net proceeds from the rights offering of approximately $28 million, after deducting fees and expenses. We must use a portion of the proceeds to repay any amounts outstanding under our revolving loan facility from High River, which could be up to $5 million. No amounts are currently outstanding under the revolving loan facility. If High River chooses to exercise subscription rights in the rights offering, in lieu of cash payment of the subscription price for such rights, at our discretion, we may accept a discharge of all or the portion of indebtedness under the revolving loan facility that corresponds to the subscription price. We intend to use the remaining net proceeds from this rights offering for general corporate and working capital purposes. Those purposes may include any acquisitions we may pursue; however, we have no current plans to pursue any specific acquisition.

We believe that our future cash flow from operations, available cash and cash equivalents and borrowing capacity will be sufficient to meet our liquidity needs for the next twelve months. However this may not be the case. Our longer-term liquidity, including our ability to repay our term loan and amounts drawn under our revolving credit facility when due depends on our ability to raise additional capital, including in this rights offering and on us not experiencing any events that may accelerate the payment of our term loan. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path, the effect of any financing alternatives we may pursue and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan.

If we are unable to raise sufficient funds in this rights offering or in an alternative financing on acceptable terms, if at all, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our term loan and amounts drawn under our revolving credit facility when due. Our failure to do so could result, among other things, in a default under our term loan and our revolving credit facility, loss of our customers and a loss of your entire investment. Our Series J preferred stock is redeemable at the option of the holders, if we (i) undergo a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers, which result in change of 20% or more of the voting power of our company, (ii) experience an ownership change (within the meaning of Section 382 of the Code), which results in a substantial limitation on our ability to use our net operating losses and related tax benefits, or (iii) do not implement NOL Protective Measures within 180 days from the date the shares of Series J preferred stock are first issued. See “Description of Capital Stock and the Rights—Series J Preferred Stock.” Our term loan may be accelerated, if the right of our Series J preferred stockholders to require us to redeem their shares of Series J preferred stock is triggered or if we experience an ownership change (within the meaning of Section 382 of the Code) as described above. We may not have sufficient capital to redeem our Series J preferred stock, if the holders of our Series J preferred stock require us to do so, to repay our term loan and amounts drawn under our revolving credit facility if accelerated or to continue normal operations. Our ability to meet our liquidity needs or raise additional funds may also be impacted by the legal proceedings we are subject to, described in “Prospectus Summary—Recent Developments.” Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see our risk factor regarding liquidity in the section titled “Risk Factors.”

We have chosen to raise up to $30 million in new capital through a rights offering to allow our existing stockholders to purchase shares of our Series J preferred stock and common stock warrants based on their pro rata ownership percentage without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

DETERMINATION OF SUBSCRIPTION PRICE

In determining the subscription price, the composition of the unit and the terms of our Series J preferred stock and common stock warrants, our board of directors, based on the recommendation by a special committee (which received advice from an independent financial advisor and also sought and received input on the terms of the securities to be issued from our largest stockholder, Mr. Carl C. Icahn, who as of July 23, 2012 controlled approximately 16.5% of the voting power of our common stock), considered a number of factors, including, without limitation:

•	the price at which our stockholders might be willing to participate in the rights offering;

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions;

•	historic and current trading prices for our common stock;

•	the terms of the Series J preferred stock and the common stock warrants; and

•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

Based on these considerations and the recommendation of the special committee, our board of directors determined that the subscription price should be equal to $0.65 per unit, each unit should be comprised of 0.02599 shares of Series J preferred stock and 0.30861 warrants, each to purchase one share of common stock, and determined the terms of the Series J preferred stock and the common stock warrants. There was no formula used in determining the subscription price or terms of the Series J preferred stock or the common stock warrants. Our special committee received advice, but we did not receive a fairness opinion from a financial advisor in making this determination. The $0.65 per unit price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value, and may or may not be considered the fair value of the units offered in the rights offering.

The price per unit in the rights offering may not be indicative of the market value of shares of our common stock or Series J preferred stock or the common stock warrants. Further, we cannot provide you any assurances as to the liquidity of the trading market for the shares of our Series J preferred stock and common stock warrants issued in the rights offering. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock and the common stock warrants there has been no market for these securities and you may not be able to sell shares of our Series J preferred stock or the common stock warrants at a price you believe may be indicated by the price per unit, if at all. Further, our Series J preferred stock and the common stock warrants will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of or the trading market for the shares of our common stock, shares of our Series J preferred stock or the common stock warrants issued in the rights offering. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

DESCRIPTION OF THE COMPANY’S SECURITIES

Capital Stock

We are a Delaware corporation. The rights of our stockholders are governed by our restated certificate of incorporation and our amended and restated bylaws, each of which is incorporated herein by reference, and by the provisions of applicable law, including the Delaware General Corporation Law. Our authorized capital stock consists of 975,000,000 shares, consisting of: (i) 625,000,000 shares of common stock, par value $0.001 per share and (ii) 350,000,000 shares of preferred stock, $0.001 par value per share. As of July 23, 2012, we had outstanding 46,163,685 shares of common stock and no shares of preferred stock.

The following is a summary of the material terms, rights and preferences of our capital stock. You should also read our restated certificate of incorporation, including our certificate of designations related to the Series J preferred stock, our common stock warrant and our amended and restated bylaws before you purchase any of our securities offered by this prospectus. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of these securities.

Common Stock

Our common stock trades on the Nasdaq Global Select Market under the symbol “MOTR.” On July 23, 2012, the last quoted sale price of our common stock was $0.51 per share and on June 14, 2012, we received a letter from Nasdaq advising that for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 5450(a)(1). Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

General. Pursuant to our restated certificate of incorporation, we are authorized to issue up to 350,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding. The board of directors has the authority, without any further vote or action by the stockholders, to issue other preferred stock, from time to time, in one or more series and to fix the preferences, limitations and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each series. Our board of directors has authorized the issuance of Series J preferred stock in connection with this rights offering and has fixed the rights and preferences of such Series J preferred stock in certificate of designations related to the Series J preferred stock which is being filed as an exhibit to this registration statement.

We currently have no shares of preferred stock outstanding, and we intend to issue up 1,200,000 to shares of Series J preferred stock in connection with this rights offering. The rights and privileges of the Series J preferred stock are described below.

Series J Preferred Stock

This section describes the general terms and provisions of our Series J preferred stock. You should also read our restated certificate of incorporation, our certificate of designations relating to the Series J preferred stock, and our amended and restated bylaws, each of which is being filed as an exhibit hereto.

General. In connection with the rights offering, we are issuing up to 1,200,000 shares of our Series J preferred stock. For a complete description of the terms of the Series J preferred stock, please see a copy of the certificate of designations relating to the Series J preferred stock, a copy of which is available from us and is being filed as an exhibit to this registration statement.

Ranking. The Series J preferred stock will rank senior to our common stock with respect to rights to participate in distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Series J preferred stock.

Dividends. On a quarterly basis, our board of directors may at its sole discretion, to cause a dividend with respect to the Series J preferred stock to be paid in cash to the holders (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock in an amount equal to 3.0% of the liquidation preference, as in effect at such time (initially $25 per share) and (ii) thereafter in an amount equal to 3.5% of the liquidation preference, as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased quarterly (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock, by an amount equal to 3.0% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date and (ii) thereafter by an amount equal to 3.5% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date, provided that dividend payments for the period of time between the date of issuance of the Series J preferred stock and the first dividend payment date, if applicable, shall be prorated. Due to our ability to pay dividends on our Series J preferred shares in kind by increasing the liquidation preference of our Series J shares, the repayment of principal and the payment of accrued dividends in cash may be deferred until the final maturity of the Series J preferred stock. No plan, arrangement or agreement is currently in place that would prevent us from paying dividend with respect to the Series J preferred stock in cash.

Liquidation Preference. The Series J preferred stock will have a preference upon our dissolution, liquidation or winding up of our company in respect of assets available for distribution to our stockholders. The liquidation preference of the Series J preferred stock is initially $25 per share. On a quarterly basis, our board of directors may at its sole discretion, cause a dividend with respect to the Series J preferred stock to be paid in cash to the holders (i) until the fifth year of the anniversary of the issuance of the Series J preferred stock, in an amount equal to 3.0% of the liquidation preference, as in effect at such time, and (ii) thereafter in an amount equal to 3.5% of the liquidation preference, as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted quarterly by in kind dividends as described above. The quarterly accretion will continue until the shares are redeemed, or until we liquidate, dissolve or wind-up our affairs.

Conversion Rights. The Series J preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

Redemption. We may, at our option, at any time, redeem our shares of Series J preferred stock at a redemption price equal to 100% of the liquidation preference per share in effect at such time. There is no prohibition on the repurchase or redemption of shares by the registrant while there is any arrearage in the payment of dividends or sinking fund installments.

The Series J preferred stock is also redeemable at the option of the holders if we (ii) undergo a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers, which cause a change in 20% or more of the voting power of our company; (ii) experience an ownership change (within the meaning of Section 382 of the Code) which results in a substantial limitation on our ability to use our net operating losses and related tax benefits, (iii) do not implement NOL Protective Measures within 180 days from the date the shares of Series J preferred stock are first issued. A holder of our Series J Preferred Stock, who causes an ownership change, which results in a substantial limitation on our ability to use our net operating losses and related tax benefits or whose share were not voted in favor of the measures designed to preserve the use of our net operating losses and related tax benefits, cannot require redemption of his shares upon such a triggering event.

Voting Rights. The shares of Series J preferred stock have limited voting rights. As such, they will have a right to vote as a separate class on any amendment to the designations, rights and preferences of the Series J preferred stock and any transaction requiring stockholder vote in which the shares of Series J preferred stock would receive or be exchanged for consideration other than cash in the amount of the redemption price for such shares or preferred stock with the same designations, rights and preferences, and they will have 40 votes per share and vote together as a single class with the shares of common stock on the NOL Protective Measures and a change of the Company’s name brought before our stockholders for a vote within 180 days from the date on which the shares are issued.

Market. We have applied for listing of the Series J preferred stock on the Nasdaq Global Select Market under the symbol “MOTRP” beginning approximately three business days after expiration of the rights offering. We cannot assure that the application for listing of the Series J preferred stock will be accepted. If the listing application for the Series J preferred stock is not accepted, we intend to apply for quotation of the Series J preferred stock on the OTCQB market. If we are successful in listing the Series J preferred stock on the Nasdaq Global Select Market or quoted on the OTCQB, they will be transferable upon issuance.

Accounting Treatment. The Series J preferred stock will be considered mezzanine equity and be reported on the balance sheet between total liabilities and stockholders’ equity. The securities must be classified outside of permanent equity because certain redemption features of the Series J preferred stock are outside of our control. The initial carrying amount of the securities will be the issuance date fair value. The dividend accruing on the Series J preferred stock will be charged against additional paid-in-capital while increasing the loss, or as applicable, decreasing net income attributable to common stockholders.

Common Stock Warrants

This section describes the material terms of the common stock warrants to be issued in the rights offering. These common stock warrants have different terms than the warrants we have previously issued, and there are currently none of these common stock warrants outstanding. You should also read the warrant agreement and form of common stock warrant which are being filed as exhibits hereto.

Shares of Common Stock Subject to the Warrant. The common stock warrants are initially exercisable for an aggregate of shares of our common stock. The number of shares subject to the common stock warrant is subject to adjustment described below.

Exercise of the Common Stock Warrant. The initial exercise price, subject to adjustment, is $0.51 per share of our common stock. Holders of the common stock warrants may be restricted from exercising their common stock warrants if such exercise would result in the holder becoming the direct or indirect owner of more than 48.75% of the common stock, as determined under Section 1.382-4(b)(4) of the Treasury Regulations promulgated under the Code and such exercise would result in an ownership change (within the meaning of Section 382 of the Code) which results in a substantial limitation on our ability to use our net operating losses and related tax benefits. Subject to state securities laws, the common stock warrant may be exercised from the date of issuance until any time on or before 5:00 pm, New York City time on or before the fifth anniversary of the closing of this rights offering. If we are not able to list our common stock warrant on the Nasdaq Global Select Market they may be subject to transfer restrictions in certain states, and, for example, the common stock warrants may not be exercised by residents of Florida.

Restrictions on Transfer. The holders of common stock warrants also agree to be bound by any restrictions on transfer generally imposed on our capital stock through NOL Protective Measures.

Voting Rights. The holders of the common stock warrants shall have no voting rights or other rights as a shareholder before (and then only to the extent) the common stock warrants have been exercised.

Market. We have applied for listing of the common stock warrants on the Nasdaq Global Select Market under the symbol “MOTRW” beginning approximately three business days after expiration of the rights offering. If the listing application for the common stock warrants is not accepted, we intend to apply for quotation of the common stock warrants on the OTCQB market. We cannot assure that the application for listing or the quotation of the common stock warrants will be accepted. If either or both of the applications for listing or quotation of the common stock warrants are not accepted we intend to proceed with the rights offering (subject to any applicable state law restrictions). In such case the rights offering and the exercise of the common stock warrants may be subject to limitations and, for example, the common stock warrants may not be transferred to, or exercised by, residents of Florida.

Adjustments to the Warrants. The number of shares of common stock issuable upon exercise of the common stock warrants and the exercise price applicable to the common stock warrant are subject to adjustment in certain circumstances, including a stock split, a stock dividend, a subdivision, combination or recapitalization of our common stock.

Fundamental Transactions. Upon a capital reorganization, reclassification of our securities, consolidation or merger of our company resulting in a change of 50% of the voting power of the company, a sale of substantially all of our assets or a similar transaction requiring stockholder approval shall be effected the holders of the common stock warrants shall be required to exercise the common stock warrants immediately prior to the closing of the transaction, or such common stock warrants shall automatically expire.

Registration Statement. We are required to use our reasonable best efforts to maintain an effective registration statement for the issuance of the common stock underlying the common stock warrants.

Accounting Treatment. To the extent the common stock warrants will have a dilutive effect on earnings per share, the common stock warrants will be included in fully diluted shares outstanding using the treasury method.

Subscription Rights

The rights to subscribe for units, being registered under this prospectus, are separate securities from their underlying shares. This section describes the terms and provisions of those rights. For further information about these rights and this rights offering, please see “The Rights Offering” in this prospectus.

Each subscription right entitles the holder to a basic subscription privilege and an over-subscription privilege. Each basic subscription privilege entitles the holder to purchase one unit, subject to delivery of the required documents and payment of the subscription price of $0.65 per unit, prior to the expiration date of August 17, 2012 unless such date is extended by us to a date no later than October 17, 2012. If any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $0.65 per unit. If sufficient units are available, we will seek to honor your over-subscription requests in full. If, however, over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights according to the procedure described elsewhere in this prospectus.

The subscription rights are transferable until 5:00 p.m., New York City time on the last business day prior to the expiration date of this rights offering and have been accepted for listing on the Nasdaq Global Select Market, and we expect them to begin trading there under the symbol “MOTRR” on or about July 25, 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. Therefore, we expect that the subscription rights will be transferable during the subscription period. If the approval for listing our subscription rights on the Nasdaq Global Select Market is withdrawn prior to the expiration of the subscription period, the subscription rights will be, in most states, transferable during the subscription period, irrespective of whether the rights are quoted on the OTCQB market or not.

DILUTION

If the rights offering is fully subscribed, we expect to receive net proceeds from the rights offering of approximately $28 million, after deducting fees and expenses. We must use a portion of the proceeds to repay any amounts outstanding under our revolving loan facility from High River, which could be up to $5 million. No amounts are currently outstanding under the revolving loan facility. We intend to use the remaining net proceeds from this rights offering for general corporate and working capital purposes. Those purposes may include any acquisitions we may pursue; however, we have no current plans to pursue any specific acquisition.

Our net tangible book value as of March 31, 2012 was approximately $5.9 million, or $0.13 per share of our common stock, based upon 46,163,685 shares of our common stock outstanding as of July 23, 2012. Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Upon your exercise of the common stock warrant, you will pay an exercise price for each common stock warrant that as of March 31, 2012 exceeds the per share value attributed from our tangible assets less our total liabilities. Dilution per share equals the difference between the exercise price of the common stock warrants issued in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Assuming a fully subscribed rights offering and that all the common stock warrants are exercised and based on the exercise price of the common stock warrants of $0.51, our pro forma net tangible book value as of March 31, 2012 would have been approximately $41.1 million, or $0.68 per share of common stock. This represents an immediate increase in pro forma net tangible book value to existing stockholders of common stock of $0.55 per share and an immediate dilution to the common stock received as a result of the common stock warrant purchased in the rights offering of $0.17 per share.

The following table illustrates this per share dilution of common stock, assuming a fully subscribed rights offering and exercise of all common stock warrants issued in the rights offering.

Net tangible book value per share of common stock prior to the rights offering	$0.13
Increase per share of common stock attributable to the rights offering and exercise of the common stock warrants	$0.55
Pro forma net tangible book value per share of common stock after the rights offering and the exercise of the common stock warrants	$0.68
Proceeds per share of common stock from exercise of common stock warrants issued in the rights offering	$0.51
Dilution in net tangible book value per share of common stock after exercise of the common stock warrants issued in the rights offering	$0.17

THE RIGHTS OFFERING

Reasons for the Rights Offering

If the rights offering is fully subscribed, we expect to receive net proceeds from the rights offering of approximately $28 million, after deducting fees and expenses. We must use a portion of the proceeds to repay any amounts outstanding under our revolving loan facility from High River, which could be up to $5 million. No amounts are currently outstanding under the revolving loan facility. We intend to use the remaining net proceeds from this rights offering for general corporate and working capital purposes. Those purposes may include any acquisitions we may pursue; however, we have no current plans to pursue any specific acquisition.

On February 28, 2012, we amended our term loan from High River to, among other things, extend its maturity date to August 28, 2013, and we believe that our future cash flow from operations and available cash and cash equivalents will be sufficient to meet our liquidity needs for the next twelve months. However, this may not be the case. Our longer-term liquidity, including our ability to repay our term loan and amounts drawn under our revolving credit facility when due and execute on our longer term business plan is contingent on our ability to raise additional capital, including in this rights offering and on our not experiencing any events that may accelerate the payment of our term loan. Our ability to fund our capital needs also depends on our future operating performance, our ability to successfully realign our costs and strategic path, the effect of any financing alternatives we may pursue and our ability to meet financial covenants under any indebtedness we may incur. We may also need to raise additional capital to execute our longer term business plan.

If we are unable to raise sufficient funds in this rights offering or in an alternative financing on acceptable terms, if at all, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our term loan and amounts drawn under our revolving credit facility when due. Our failure to do so could result, among other things, in a default under our term loan, loss of our customers and a loss of your entire investment. Our Series J preferred stock is redeemable at the option of the holders, if we (i) undergo a change in control, which includes a person becoming a beneficial owner of securities representing at least 50% of the voting power of our company, a sale of substantially all of our assets, and certain business combinations and mergers, which cause a change in 20% or more of the voting power of our company, (ii) experience an ownership change (within the meaning of Section 382 of the Code), which results in a substantial limitation on our ability to use our net operating losses and related tax benefits or (iii) do not implement NOL Protective Measures within 180 days from the date the shares of Series J preferred stock are first issued. See “Description of the Company’s Securities—Series J Preferred Stock.” Our term loan may be accelerated, if the right of our Series J preferred stockholders to require us to redeem their shares of Series J preferred stock is triggered or if we experience an ownership change (within the meaning of Section 382 of the U Code) as described above. We may not have sufficient capital to redeem our Series J preferred stock, if the holders of our Series J preferred stock require us to do so, to repay our term loan and amounts drawn under our revolving credit facility if accelerated or to continue normal operations. Our ability to meet our liquidity needs or raise additional funds may also be impacted by the legal proceedings we are subject to, described in “Prospectus Summary—Recent Developments.” Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see our risk factor regarding liquidity in the section titled “Risk Factors.”

We have chosen to raise up to $30 million in new capital through a rights offering to allow our existing stockholders to purchase shares of our Series J preferred stock and our common stock warrants based on their pro rata ownership percentage and without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

The Subscription Rights

We are distributing to the record holders of shares of our common stock as of 5:00 p.m., New York City time, on July 23, 2012, the record date, subscription rights to units at a price of $0.65 per unit. Each unit consists of 0.02599 of our Series J preferred stock and 0.30861 warrants, each to purchase a share of our common stock at price of $0.51 per share. The subscription rights entitle the holders of our common stock to purchase an aggregate of approximately 46,163,685 units consisting of 1,200,000 shares of our Series J preferred stock and 14,248,741 of our common stock warrants for an aggregate purchase price of $30 million.

Each holder of record of our common stock will receive one subscription right that includes a basic subscription privilege to purchase one unit consisting of 0.02599 shares of our Series J preferred stock and 0.30861 common stock warrants for each share of our common stock owned by such holder as of 5:00 p.m., New York City time, on July 23, 2012, the record date and an over-subscription privilege as described herein.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MOTR.” The last reported sale price of our common stock on July 23, 2012 was $0.51 per share and on June 14, 2012, we received a letter from Nasdaq advising that for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 5450(a)(1). We have applied for listing of the Series J preferred stock on the Nasdaq Global Select Market under the symbol “MOTRP” and for listing of the common stock warrants on the Nasdaq Global Select Market under the symbol “MOTRW” beginning approximately three business days after expiration of the rights offering. If the listing application for the Series J preferred stock and/or the common stock warrants is not accepted, we intend to apply for quotation of the Series J preferred stock and/or the common stock warrants on the OTCQB market. If either or both of the applications for listing or quotation of the Series J preferred stock and common stock warrants are not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions). We cannot assure that the application for listing of Series J preferred stock and/or the common stock warrants on the Nasdaq Global Select Market or the application for quotation of the Series J preferred stock and/or the common stock warrants on the OTCQB market will be accepted.

The subscription rights are transferable until 5:00 p.m., New York City time on the last business day prior to the expiration date of this rights offering and have been accepted for listing on the Nasdaq Global Select Market, and we expect them to begin trading there under the symbol “MOTRR” on or about July 25, 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. Therefore, we expect that the subscription rights will be transferable during the subscription period. If the approval for listing our subscription rights on the Nasdaq Global Select Market is withdrawn prior to the expiration of the subscription period, the subscription rights will be, in most states, transferable during the subscription period, irrespective of whether the rights are quoted on the OTCQB market or not. Transferees of rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, dealer, custodian bank or other nominee.

Basic Subscription Privilege

Each subscription right will entitle the holder thereof to a basic subscription privilege, subject to certain limitations, to purchase one unit consisting of 0.02599 shares of Series J preferred stock and 0.30861 common stock warrants, subject to delivery of the required documents and payment of the subscription price of $0.65 per unit, before the rights offering expires. You may exercise all or a portion of your basic subscription privilege, or you may choose not to exercise any basic subscription privilege at all. In addition, you may purchase rights from others and exercise all or a portion of those rights or you may seek to sell all or a portion of your rights. The rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

The number of units that you may purchase appears on your subscription rights certificate if you hold Motricity shares in your name. There is no minimum number of units you must purchase, but you may not purchase fractional units or fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering. If you exercise any portion of your basic subscription privilege, we will cause the subscription agent to deliver certificates representing the shares of our Series J preferred stock and the common stock warrants underlying the units that you purchased or credit your account at your record holder with the shares of our Series J preferred stock and the common stock warrants underlying the units that you purchased with the basic subscription privilege as soon as practicable after the rights offering has expired.

Over-Subscription Privilege

If any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription privilege in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of units, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $0.65 per unit. Fractional units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned as soon as practicable, without interest or penalty, following the expiration of the rights offering. You do not have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. However, because units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for units pursuant to the over-subscription privilege will be maximized if you exercise your basic subscription privilege in full and by purchasing rights from others and exercising those rights.

If sufficient units are available, we will seek to honor your over-subscription requests in full. If, however, over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the expiration date of the rights offering, relative to the number of rights properly exercised as of the expiration date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). If this pro rata allocation results in any holder of rights being allocated a greater number of units than that holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only that number of units for which the holder oversubscribed, and the remaining units will be allocated among all other holders exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others) on the same pro rata basis described above. The proration process will be repeated until all units have been allocated. Fractional units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole unit.

For example, if 12,000 total units are available and (i) four holders exercised their basic subscription privilege to purchase 100 units, 200 units, 300 units and 400 units, respectively, as of the expiration date of the rights offering, (ii) holders (including the four holders listed above) that exercised rights to purchase an aggregate of 2,000 units with respect to their basic subscription privilege are exercising their over-subscription privilege with respect to 10,000 available over-subscription units and (iii) all holders that are exercising the over-subscription privilege are exercising the over-subscription privilege with respect to all of the 10,000 available over-subscription units, except for the holder who exercised rights to purchase 400 units who is only exercising the over-subscription privilege with respect to 100 of such available units, the pro rata allocation would be effected as follows:

•

the holder that exercised rights to purchase 100 units as of the expiration date of the rights offering would receive 500 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 100 divided by 2,000 = 0.05 multiplied by 10,000 available units = 500 units);

•

the holder that exercised rights to purchase 200 units as of the expiration date of the rights offering would receive 1,000 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 200 divided by 2,000 = 0.10 multiplied by 10,000 available units = 1,000 units);

•

the holder that exercised rights to purchase 300 units as of the expiration date of the rights offering would receive 1,500 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 300 divided by 2,000 = 0.15 multiplied by 10,000 available units = 1,500 units);

•

the holder that exercised rights to purchase 400 units as of the expiration date of the rights offering would receive 500 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 400 divided by 2,000 = 0.20 multiplied by 10,000 available units = 2,000 units, however, this holder only subscribed for an additional 100 units pursuant to the over-subscription privilege, therefore, the remaining 1,900 units to which the holder would have otherwise been entitled is re-allocated to the other over-subscribers on the same pro rata basis);

•

the remaining holders that exercised rights to purchase an aggregate of 1,000 units as of the expiration date of the rights offering would receive 5,000 units pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 1,000 divided by 2,000 = 0.50 multiplied by 10,000 available units = 5,000 units);

•

of the remaining 1,900 units, 118 units will be distributed to the holder that exercised rights to purchase 100 units as of the expiration date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 100 divided by the 1,600 remaining over-subscribing rights = 0.0625 multiplied by 1,900 available units = 118 units, after rounding down to the nearest whole unit);

•

of the remaining 1,900 units, 237 units will be distributed to the holder that exercised rights to purchase 200 units as of the expiration date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 200 divided by the 1,600 remaining over-subscribing rights = 0.125 multiplied by 1,900 available units = 237 units, after rounding down to the nearest whole unit);

•

of the remaining 1,900 units, 356 units will be distributed to the holder that exercised rights to purchase 300 units as of the expiration date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 300 divided by the 1,600 remaining over-subscribing rights = 0.1875 multiplied by 1,900 available units = 356 units, after rounding down to the nearest whole unit); and

•

of the remaining 1,900 units, 1,187 units will be distributed to the remaining holders who exercised rights as of the expiration date of the rights offering (i.e., 1,000 divided by the 1,600 remaining over-subscribing rights = 0.625 multiplied by 1,900 available units = 1,187 units, after rounding down to the nearest whole unit).

In order to properly exercise your over-subscription privilege, you should deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription privilege but in any event you must deliver such payment prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed units prior to the expiration of the rights offering, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of units that may be available to you (i.e., for the maximum number of units available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription without reduction). Transferees of rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those rights transferred to them.

Brokers, dealers, custodian banks, and other nominee holders of subscription rights will be required to certify to the subscription agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of subscription rights exercised pursuant to the basic subscription privilege and the number of units subscribed for pursuant to the over-subscription privilege by such beneficial owner. We will not offer or sell in connection with this offering any units that are not subscribed for pursuant to the basic subscription privilege or the over-subscription privilege.

We can provide no assurances that you will actually be entitled to purchase the number of units issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any orders for units pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription privilege in full, and we will only honor an over-subscription privilege to the extent sufficient units are available following the exercise of subscription rights pursuant to the basic subscription privileges.

To the extent the aggregate subscription price of the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with your exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payments will be returned to you by the subscription agent, without interest or penalty, as soon as practicable after expiration of the rights offering.

To the extent that the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed units for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional units.

We will cause the subscription agent to deliver certificates representing shares of our common stock and our Series J preferred stock underlying units purchased by you in the rights offering or to credit your account at your record holder with shares of our common stock and Series J preferred stock underlying units purchased by you in the rights offering with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Limitation on the Purchase of Units

You may only purchase the number of whole units consisting of shares of Series J preferred stock and common stock warrants purchasable upon exercise of the basic subscription privileges included in the subscription rights distributed to you in the rights offering, or purchased by you as a result of buying subscription rights, plus the maximum amount of over-subscription privilege units available, if any. Accordingly, the number of units that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date, by the number of rights purchased by you as a result of buying subscription rights, and by the extent to which other stockholders exercise their subscription rights, which we cannot determine prior to completion of the rights offering. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

You may not purchase a number of units where such purchase would result in you becoming a direct or indirect owner of more than 50% of the common stock, as determined under Section 382 of the Code and the Treasury Regulations promulgated thereunder, including but not limited to Section 1.382-4(b)(4). Under U.S. federal income tax law, we can carry forward U.S. net operating losses as potential tax deductions until they expire. As of December 31, 2011, we had net operating loss carryforwards totaling approximately $238 million. The benefit of the net operating losses to us can be reduced or eliminated under Section 382 of the Code, if we experience an “ownership change,” as defined in Section 382 of the Code. An ownership change can occur through one or more acquisitions of our stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders increase their ownership of our stock, within the meaning of Section 382, by more than 50 percentage points within a three-year period. Based upon information available to us as of the date of this prospectus, we believe that the completion of the rights offering will not result in an ownership change. We cannot assure that prior to the completion of the rights offering stockholders or groups of stockholders will not have increased their ownership of stock, or that additional facts may otherwise come to light and we reserve the right to reduce the size of the rights offering or change the composition of the unit if we determine that such reduction is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. We thus further reserve the right to reduce the size of the rights offering or change the composition of the unit if we determine that such change is necessary or advisable to seek to preserve our ability to realize the full benefits of our net operating losses and related tax benefits. If we reduce the size of the offering, we will first reduce or eliminate the number of units that may be purchased upon exercise of the over-subscription privilege, and second, if the elimination of the over-subscription privilege is not sufficient, the number of units that may be acquired upon exercise of the basic subscription privilege. Such reductions will be made pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege or basic subscription privilege, as applicable, in proportion to the number of units they otherwise would have been allocated upon exercise of such privilege had the offering size remained unchanged. If we choose to change the composition of the unit, we will give the opportunity to anyone who has previously subscribed for units to revoke their subscription. We reserve the right to request information from holders of subscription rights who elect to exercise their rights with respect to their stock ownership as a condition to acceptance of their exercise of their rights so as to permit us to more accurately exercise our discretion to preserve our tax benefits.

Determination of Subscription Price, the composition of the unit and the terms of our Series J preferred stock and common stock warrants

In determining the subscription price, the composition of the unit and the terms of our Series J preferred stock and common stock warrants, our board of directors, based on the recommendation by a special committee (which received advice from an independent financial advisor and also sought and received input on the terms of the securities to be issued from our largest stockholder, Mr. Carl C. Icahn, who as of July 23, 2012 controlled approximately 16.5% of the voting power of our common stock), considered a number of factors, including, without limitation:

•	the price at which our stockholders might be willing to participate in the rights offering;

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions;

•	historic and current trading prices for our common stock;

•	the terms of the Series J preferred stock and common stock warrants; and

•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

Based on these considerations and the recommendation of the special committee, our board of directors determined that the per share subscription price should be equal to $0.65 per unit, that each unit should be comprised of 0.02599 shares of Series J preferred stock and 0.30861 common stock warrants and the terms of the Series J preferred stock and the common stock warrants. There was no formula used in determining the subscription price or terms of the Series J preferred stock and the common stock warrants. Our special committee received advice, but we did not receive a fairness opinion from a financial advisor in making this determination. The $0.65 per unit price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value, and may or may not be considered the fair value of the units to be offered in the rights offering.

The price per unit in the rights offering may not be indicative of the market value of shares of our common stock, Series J preferred stock or common stock warrants. This rights offering or other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock and the common stock warrants there has been no market for those securities and you may not be able to sell shares of our Series J preferred stock or our common stock warrants at a price you believe may be indicated by the price per unit. Further, our Series J preferred stock and our common stock warrants will each be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of or the trading market for the shares of our common stock, shares of our Series J preferred stock or common stock warrants issued in the rights offering. Additionally, we cannot assure that the applications for listing of the Series J preferred stock and common stock warrants on the Nasdaq Global Select Market will be accepted. If those listing applications are not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the Series J preferred stock and the common stock warrants trade on the OTCQB. The OTCQB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Global Select Market or other national exchanges. Securities traded on the OTCQB are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. Therefore, prices for securities traded solely on the OTCQB may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. Further, there is no assurance that the application for quotation of those securities in the OTCQB will be accepted. If the Series J preferred stock and the common stock warrants are not listed on the Nasdaq Global Select Market or quoted on the OTCQB, you may not be able to sell those securities. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Directors’, Executive Officers’ and Significant Stockholders’ Participation

Our directors and executive officers who own shares of our common stock and significant stockholders are permitted, but not required, to participate in this rights offering, including by purchasing rights from other holders and exercising those rights. Our directors and officers are entitled to participate in the offering on the same terms and conditions applicable to all stockholders.

We have sought and received input from our largest stockholder (Mr. Carl C. Icahn, who as of July 23, 2012 controlled approximately 16.5% of the voting power of our common stock) on the terms of the securities to be issued in this rights offering, but at this time, we do not know whether any of our significant stockholders will participate in the rights offering, including by purchasing rights from other holders and exercising those rights. We also do not know if any of our executive officers or directors will participate in this rights offering.

Any director, executive officer or significant stockholder who subscribes for units under the rights offering will pay $0.65 per unit, the same price paid by all other persons who purchase units by exercising their subscription rights in the rights offering.

Limitations to the Rights Offering under State Securities Laws

The subscription rights have been accepted for listing on the Nasdaq Global Select Market and, as such, under Section 18 of the Securities Act, will be a covered security and therefore exempt form state securities regulation. If the common stock warrants are also listed on the Nasdaq Global Select Market, they too will be a covered security and therefore exempt from state securities regulation. This “blue sky” state exemption for the subscription rights is important because it enables us to offer the rights to all holders of our common stock, regardless of the regulations in the holders’ states of residency. We currently intend to proceed with the rights offering even if we do not obtain listing for the Series J preferred stock and/or the common stock warrants on the Nasdaq Global Select Market. Because our common stock is currently listed on the Nasdaq Global Select Market, the Series J preferred stock will be treated as a preferred security that is senior to our common stock and therefore will also be a covered security, which is exempt from state securities regulation.

If we are not successful in listing the common stock warrants on the Nasdaq Global Select Market, we intend to rely upon other exemptions under state securities laws to enable us to proceed with the rights offering, and we have made filings under certain state securities laws to enable us to do so. Furthermore, our common stock warrants may be subject to transfer restrictions in certain states, and, for example, the common stock warrants may not be transferred to, or exercised by, residents of Florida. We have the discretion to delay or to refuse to distribute any shares underlying units you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of any existing stockholders who do not exercise their basic subscription privileges will be diluted. The dilutive effect is described in more detail in “Dilution” above.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be canceled or modified. Prior to the expiration of the rights offering, we plan to announce our financial results for the second quarter of 2012, which may or may not have an effect on the price of our common stock and the price at which the subscription rights are traded. All questions as to the validity, form, eligibility, including times of receipt and matters pertaining to beneficial ownership, and the acceptance of rights certificates and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional, or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold a Motricity stock certificate, the number of units you may purchase pursuant to your basic subscription privileges is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address given below under “—Subscription Agent,” to be received before 5:00 p.m., New York City time, on August 17, 2012, the expiration date of the rights offering, unless such date is extended by us to a date no later than October 17, 2012. Rights holders who fully exercise all basic subscription privileges issued to them may participate in the over-subscription right by indicating on their rights certificate the number of units they are willing to acquire. If sufficient remaining units are available after the basic subscription, all over-subscriptions will be honored in full. Otherwise, remaining units will be allocated on a pro rata basis as described under “Over-Subscription Privilege” above.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, we will issue one subscription right to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for units in the rights offering and follow the instructions provided by your nominee.

Payment Method

Except as set forth in the section called “Use of Proceeds,” payments submitted to the subscription agent must be made in full U.S. currency by:

•	certified or uncertified check drawn against a U.S. bank payable to “American Stock Transfer & Trust Company, LLC (acting as Subscription Agent for Motricity, Inc.)”;

•	bank draft (cashier’s check) drawn against a U.S. bank payable to “American Stock Transfer & Trust Company, LLC (acting as Subscription Agent for Motricity, Inc.)”;

•	U.S. postal money order payable to “American Stock Transfer & Trust Company, LLC (acting as Subscription Agent for Motricity, Inc.)”; or

•

wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO Motricity, Inc., with reference to the subscription rights holder’s name.

Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable. Uncertified checks which do not clear prior to the expiration date will not be considered payment for subscription rights.

The subscription agent will be deemed to receive payment upon:

•	receipt by American Stock Transfer & Trust Company, LLC of any certified check or bank draft, drawn upon a U.S. bank;

•	clearance of any uncertified check deposited by American Stock Transfer & Trust Company, LLC;

•	receipt by American Stock Transfer & Trust Company, LLC of any postal, telegraphic or express money order; or

•	receipt of collected funds in an American Stock Transfer & Trust Company, LLC account.

If you elect to exercise your subscription rights, you should consider using a certified check or bank draft to ensure that the subscription agent receives your funds before the rights offering expires. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared. The clearinghouse may require several business days. Accordingly, holders who wish to pay the subscription price by means of an uncertified personal check should make payment sufficiently in advance of the expiration of the rights offering to ensure that the payment is received and clears by that date. If you send a certified check or bank draft, drawn upon a U.S. bank, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the rights offering expires.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	you provide on the rights certificate that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Missing or Incomplete Rights Certificate or Payment

If you fail to complete and sign the required rights certificates or otherwise fail to follow the subscription procedures that apply to the exercise of your subscription rights before the rights offering expires, the subscription agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect rights certificate, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of units you requested, or if the number of units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of units under the over-subscription privilege and the elimination of fractional units. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering.

Expiration Date

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York City time, on the expiration date of the rights offering which is August 17, 2012, unless such date is extended by us to a date no later than October 17, 2012. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering, although we do not presently intend to do so. We may extend the rights offering by giving oral or written notice to the subscription agent before the rights offering expires, but in no event will we extend the rights offering beyond October 17, 2012. If we elect to extend the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date of the rights offering.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the expiration date that we have established for the rights offering. Generally, we cannot cancel the rights offering once it has commenced.

Unexercised Subscription Rights

In the event all or any portion of the subscription rights are not exercised prior to the expiration of the rights offering, any such unexercised rights will terminate automatically and have no value. Thereafter, we will not issue additional shares of Series J preferred stock or common stock warrants in connection with this rights offering.

Subscription Agent

The subscription agent for this offering is American Stock Transfer & Trust Company, LLC. The address to which rights certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the rights offering expires. Do not send or deliver these materials to us.

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Corporate Actions

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

Information Agent

Our information agent for the rights offering is Phoenix Advisory Partners. If you have any questions regarding the rights offering, completing a rights certificate or submitting payment in the rights offering, please contact Phoenix Advisory Partners at (877) 478-5038 (toll-free) or, for banks and brokers, at (212) 493-3910.

If you have any questions regarding Motricity, please contact Richard Sadowsky or Gary Swearingen at (425) 957-6200, Monday through Friday, between 11:00 a.m. and 8:00 p.m., New York City time.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent, which we estimate will total $30,000.

You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights. In addition, you are responsible for paying any transaction fees or commission that you may incur in connection with the sale or purchase of subscription rights.

No Fractional Units

All units will be sold at a purchase price of $0.65 per unit. We will not issue fractional units, fractional shares of Series J preferred stock or fractional common stock warrants.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our common stock. If a beneficial owner of our common stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact our information agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a broker, dealer, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the expiration date that we have established for the rights offering.

Transferability of Subscription Rights

The subscription rights have been accepted for listing on the Nasdaq Global Select Market and we expect them to begin trading there under the symbol “MOTRR” on or about July 25, 2012, until 5:00 p.m., New York City time, on the last business day prior to the scheduled expiration date. Therefore, we expect that the subscription rights will be transferable during the subscription period. If the approval to list the subscription rights on the Nasdaq Global Select Market, is withdrawn prior to the expiration of the subscription period, the subscription rights will be, in most states, transferable during the subscription period, irrespective of whether the rights are quoted on the OTCQB market or not. Transferees of rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, dealer, custodian bank or other nominee which may charge a transaction fee or commission to sell rights. The subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of or the trading market for the subscription rights. Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate.

For additional information regarding limitations under state securities laws which may restrict certain holders from participating in the rights offering or from transferring subscription rights, see “Questions and Answers Related to the Rights Offering—Are there limitations to this rights offering under state securities laws?”

It should be noted that the resale restrictions of Rule 144 under the Securities Act will apply to the transfer of subscription rights by our affiliates. Affiliated stockholders will have the opportunity to participate in the rights offering on the same basis as other stockholders.

Rule 144

The subscription rights, the Series J preferred stock and the common stock warrants underlying units sold in this offering and the shares of common stock issued upon exercise of the common stock warrants will be transferable without restrictions or further registration under the Securities Act, as amended, except for any of our securities purchased by an affiliate which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

Our affiliates who have beneficially owned shares of our Series J preferred stock, common stock warrants and/or shares of common stock issued upon exercise of the common stock warrants for at least six months are entitled to sell within any three-month period a number of securities that does not exceed the greater of:

•

one percent of the number of shares of our Series J preferred stock, common stock warrants and/or shares of common stock issued upon exercise of the common stock warrants, as applicable, then outstanding; and

•

the average weekly trading volume as determined under Rule 144 of our Series J preferred stock, our common stock warrants and/or shares of common stock issued upon exercise of the common stock warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful or if the exercise would result in an ownership change (as defined in Section 382 of the Code). You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted only when the subscription agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment including final clearance of any uncertified check.

Holding of Funds

The subscription agent will hold funds received in payment for shares in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed.

Stockholder Rights

You will have no rights as a holder of the shares of our Series J preferred stock or our common stock warrants you purchase in the rights offering until certificates representing the shares of our Series J preferred stock and the common stock warrants are issued to you, or your account and your nominee is credited with the shares of our Series J preferred stock and the common stock warrants underlying units purchased in the rights offering.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information that you consider to be unfavorable to the exercise of your subscription rights, including any information disclosed by us in future filings with the Securities and Exchange Commission. Prior to the expiration of the rights offering, we plan to announce our financial results for the second quarter of 2012, which may or may not have an effect on the price of our common stock and the price at which the subscription rights are traded. You should not exercise your subscription rights unless you are certain that you wish to purchase units at the subscription price of $0.65 per unit. Exercising subscription rights may commit you to buying shares of common stock at a price above the prevailing market price of the shares of common stock issuable upon exercise of the rights. Furthermore, a market for our Series J preferred stock and/or common stock warrants may not develop or be maintained and the per unit price may not be an indication of the market price of shares of Series J preferred stock underlying the units.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have a military post office or a foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

ERISA Considerations

Retirement plans and other tax exempt entities, including governmental plans, should be aware that if they borrow in order to finance their exercise of subscription rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contains fiduciary duties, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of subscription rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans and other tax exempt entities are urged to consult with their counsel and other advisers regarding the consequences of their exercise of subscription rights under ERISA and the Code.

U.S. Federal Income Tax Treatment of Rights Distribution

We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to holders of our common stock. This position, however, is not binding on the IRS or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise, sale or transfer of the subscription rights. Stockholders who exercise subscription rights will incur investment risk on new money invested. The subscription price per unit may not be indicative of the market value of our common stock, Series J preferred stock or common stock warrants. This rights offering and other factors may cause the market price of our common stock to decline after the rights offering and you may not be able to sell shares of our common stock at a price equal to or higher than the current market price of our common stock or at a price you believe may be indicated by the price per unit, if at all. Prior to the issuance of our Series J preferred stock and our common stock warrants there has been no market for those securities and you may not be able to sell shares of our Series J preferred stock or common stock warrants at a price you believe may be indicated by the price per unit, if at all. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference in, this prospectus. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Shares of Our Common Stock and Series J Preferred Stock Outstanding After the Rights Offering

As of July 23, 2012, 46,163,685 shares of our common stock and none of our shares of Series J preferred stock were issued and outstanding. If the rights offering is fully subscribed through the exercise of the subscription rights and all common stock warrants issued in the rights offering are exercised, then an additional 14,248,741 shares of our common stock and 1,200,000 shares of our Series J preferred stock will be issued and outstanding after the closing of the rights offering, for a total of 60,412,426 shares of common stock issued and outstanding. The preceding sentence assumes that, during the rights offering, we issue no other shares of our common stock, Series J preferred stock or common stock warrants other than as described herein and that no warrants or other convertible securities for our common stock are exercised. Additional shares of Series J preferred stock may be issued, if our board of directors determines to issue the dividend on such shares in kind.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences of this rights offering and the receipt, ownership and disposition of the subscription rights acquired in the rights offering and the ownership of common stock warrants and Series J preferred stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege and the ownership and disposition of common stock received upon the exercise of common stock warrants. The legal conclusions identified in this section, “Material U.S. Federal Income Tax Consequences,” are the opinion of our counsel, Brown Rudnick LLP, and are based on the accuracy of the representations of factual matters made by the Company to Brown Rudnick LLP. In this section, all references to “we,” “our,” and “us” refer to the Company and not to Brown Rudnick LLP.

This discussion is based upon the provisions of the Code, regulations promulgated by the Treasury Department thereunder, and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. This section neither binds nor precludes the IRS from adopting a position contrary to that expressed in this section. Some tax aspects of this rights offering are not certain and no assurance can be given that the opinions and statements made herein with respect to tax matters will be sustained by a court if the positions were contested by the IRS. We have not sought, and will not seek, a ruling from the IRS regarding this rights offering.

This discussion applies only to U.S. holders who acquire the subscription rights in the rights offering. Further, this discussion assumes that the subscription rights or common stock warrants or Series J preferred stock issued upon exercise of the subscription rights or, if applicable, the over-subscription privilege as well as the common stock issued upon the exercise of the common stock warrant will be held exclusively as capital assets within the meaning of Section 1221 of the Code. In addition, this section does not address all tax considerations that may be applicable to your particular circumstances or to you if you are a U.S. holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	tax-exempt organizations;

•	persons liable for alternative minimum tax;

•	persons that hold shares of common stock as part of a straddle or a hedging or conversion transaction;

•	retirement plans, individual retirement accounts, or other tax deferred accounts;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes; or

•	persons whose “functional currency” is not the U.S. dollar.

You are a U.S. holder if you are a beneficial owner of subscription rights, common stock warrants, shares of common stock or Series J preferred stock and you are:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds common stock warrants or Series J preferred stock received upon exercise of the subscription rights or the over-subscription privilege or common stock issued upon exercise of the common stock warrants, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of common stock warrants or Series J preferred stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege or common stock issued upon exercise of the common stock warrants.

This discussion addresses material aspects of U.S. federal income taxation. This discussion does not address any federal non-income, state, local or foreign tax considerations to U.S. holders, nor does it address any tax considerations to persons other than U.S. holders. You should consult your own tax advisor regarding the U.S. federal, state, local, non-U.S. and other tax consequences of the receipt, ownership and disposition of the subscription rights acquired in the rights offering and the ownership of common stock warrants or Series J preferred stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege or common stock issued upon exercise of the common stock warrants, with specific reference to your particular facts and circumstances.

Taxation of Subscription Rights

Receipt of Subscription Rights

Based upon the facts and tax positions stated herein, the distribution of the subscription rights should be a non-taxable distribution to U.S. holders of our common stock under Section 305(a) of the Code. Section 305(a) of the Code states that a shareholder’s taxable income does not include in-kind stock dividends. However, the general non-recognition rule in Section 305(a) is subject to exceptions in Section 305(b) which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our common stock; (ii) our previously outstanding classes of preferred stock; or (iii) our options or warrants to acquire common stock. The distribution of the subscription rights hereunder is an isolated transaction and is not part of a plan to increase any shareholder’s proportionate interest in our earnings and profits. Similarly, all previous conversions of our preferred stock into our common stock were isolated transactions and were not part of a plan to increase any shareholder’s proportionate interest in our earnings and profits. We do not have any convertible debt outstanding. Nor do we currently intend to issue any convertible debt or pay any dividends on our common stock (other than the issuance of the subscription rights in connection with this rights offering). In addition, the fact that we have outstanding options and certain other equity-based awards could cause the receipt of subscription rights pursuant to the rights offering to be part of a disproportionate distribution, but the outstanding options and other equity-based awards should not cause the subscriptions rights issued pursuant to the rights offering to be part of a disproportionate distribution.

Our position regarding the tax-free treatment of the subscription right distribution is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2012. The below discussion is based upon the treatment of the subscription right issuance as a non-recognition event for federal income tax purposes under Section 305(a).

Tax Basis and Holding Period of Subscription Rights

Your tax basis of the subscription rights for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of common stock on the date you receive the subscription rights.

•

If the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate the tax basis of your existing shares of common stock between the existing shares of common stock and the subscription rights you receive in proportion to their respective fair market values determined on the date you receive the subscription rights.

•

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero tax basis, unless you elect to allocate the tax basis of your existing shares of common stock between the existing shares of common stock and the subscription rights you receive in proportion to their respective fair market values determined on the date you receive the subscription rights. If you choose to allocate the tax basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your U.S. federal income tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

The fair market value of the subscription rights on the date the subscription rights are distributed is uncertain. In determining the fair market value of the subscription rights, it is necessary to consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights, the price at which the subscription rights will trade, if at all, and the value of the Units (as defined below in “Exercise of Subscription Rights”) on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are transferable.

Your holding period of the subscription rights will include your holding period of the shares of common stock with respect to which the subscription rights were distributed.

Exercise of Subscription Rights

You generally will not recognize gain or loss upon exercise of the subscription rights.

For U.S. federal income tax purposes, the purchase of the Series J preferred stock and common stock warrant pursuant to the subscription rights, or, if applicable, upon exercise of the over-subscription privilege, will be treated as the purchase of an “investment unit” (a “Unit”) consisting of two components: 0.02599 shares of Series J preferred stock and 0.30861 common stock warrant, each to purchase one share of common stock exercisable by the holder at an exercise price of $0.51 per share (subject to adjustment). The subscription price for the Unit, and any tax basis in the subscription rights, must be allocated between the shares of Series J preferred stock and the common stock warrants in proportion to their relative fair market values on the date that the Unit is purchased. The allocation of the subscription price, and tax basis in your subscription rights, if any, will establish your initial tax basis for U.S. federal income tax purposes in your Series J preferred stock and the common stock warrants. We will determine this allocation based upon a valuation, which we will complete following the closing of this rights offering. The amount allocated to the Series J preferred stock will also be relevant in determining whether a redemption premium exists. This is discussed further in “Constructive and Actual Distributions with Respect to Shares of Series J Preferred.” However, our allocation is not binding on the IRS and no assurance can be given that the IRS will accept our allocation. If the IRS were to successfully challenge our allocation, your tax basis in the Series J preferred stock and the common stock warrants may differ substantially from your tax basis as determined pursuant to our allocation.

Your holding period of the shares of Series J preferred stock you receive upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege will begin on the date the subscription rights are exercised.

Expiration of Subscription Rights

If you do not exercise the subscription rights, you should not recognize a gain or loss for United States federal income tax purposes and any portion of the tax basis of your existing shares of common stock previously allocated to the subscription rights not exercised, if any, will be re-allocated to the existing common stock.

Sale or Other Disposition of Subscription Rights

Except as described below in “Special Rules if Subscription Rights Constitute Section 306 Stock,” if you sell or otherwise dispose of the subscription rights received in the rights offering prior to the expiration date, you will recognize capital gain or loss equal to the difference between (a) the proceeds of sale and (b) your adjusted tax basis, if any, in the subscription rights being sold or otherwise disposed of (determined as described above). Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights, determined as described in “Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition.

Special Rules if Subscription Rights Constitute Section 306 Stock

The subscription rights may be treated as “Section 306 Stock” for U.S. federal income tax purposes. The classification as Section 306 Stock is relevant because Section 306 is designed to prevent shareholders from receiving earnings and profits in a capital transaction that permits an offset for tax basis. Section 306 accomplishes its purpose by denying capital gain treatment on a portion of the amount realized in a disposition of Section 306 Stock and treating the disallowed portion as dividend income. Section 306 Stock generally includes rights to acquire stock (other than common stock) received in a non-taxable distribution under Section 305(a) of the Code. Stock rights will not be considered Section 306 Stock if no part of the distribution would have been treated as a dividend distribution at the time of the distribution of those rights had money been distributed in lieu of those rights. To be treated as a dividend distribution there must be current or accumulated earnings and profits. Although no assurance can be given, it is anticipated that we will not have current or accumulated earnings and profits through the end of 2012.

Taxation of Series J Preferred Stock

Constructive and Actual Distributions with Respect to Shares of Series J Preferred

If the allocation of the subscription price between the Series J preferred stock and the common stock warrant results in an “issue price” for the Series J preferred stock that is lower than the price at which the Series J preferred stock may be redeemed under certain circumstances, this difference in price (the “redemption premium”) may be treated as a constructive distribution of additional stock on preferred stock under Section 305(c) of the Code if the redemption premium is in excess of a statutory de minimis amount. The determination as to when and how the constructive distribution must be recognized as taxable income by a holder is subject to a facts and circumstances analysis under the applicable Treasury regulations. As described in more detail below, we intend to take the position that annual accruals of the redemption premium and concurrent income inclusions for the applicable holder are not required under federal income tax law. Brown Rudnick is not opining on this position because the application of the accrual rules are based on a facts and circumstances analysis under the Treasury regulations and, further, the Treasury regulations fail to clearly identify the mechanics necessary to accrue the redemption premium. If the IRS were to take a different position with respect to the redemption premium, a constructive distribution would be required to be taken into account under principles similar to the principles governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. Under those principles, a U.S. holder is required to include the redemption premium in gross income as it accrues under a constant yield method. The accruals would be included in the holder’s taxable income to the extent of our current and accumulated earnings and profits. Whether or not we will have current or accumulated earnings and profits for 2012, or future taxable periods during the time the Series J preferred stock will be outstanding cannot be known at this time. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2012.

Our Board of Directors may, in its sole discretion, cause a dividend to be issued on March 31, June 30, September 30 and December 31 of each year that a share of the Series J preferred stock is outstanding. If the dividend is not paid quarterly, the liquidation preference on the Series J preferred stock will be adjusted to reflect the accrued dividend. It is unclear whether these accrued dividends will be treated as a redemption premium, in excess of the statutory de minimis amount, that need to be accrued under Section 305(c) redemption premium rules. The Section 305(c) redemption premium rules can be interpreted to include accruing dividends as a disguised premium. However, the applicable Treasury Regulations fail to address this issue. The preamble to the Treasury regulations states that due to the complexity of the issue, the Treasury regulations are not addressing accrued dividends. The limited legislative history focuses on the intent of the issuer to accrue the dividends or pay the dividends currently; stating that the IRS may treat such dividends as a disguised redemption premium where there is no intention for the dividends to be paid currently. We intend to take the position that the accrual of dividends on the Series J preferred stock is not a disguised redemption premium and will not be includible in the holder’s taxable income until such dividends are declared by our Board of Directors. If the IRS were to take a different position with respect to the accrued dividends, a constructive distribution would be required to be taken into account under principles similar to the principles governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. Such accruals would be included in the holder’s taxable income to the extent of our current and accumulated earnings and profits. Whether or not we will have current or accumulated earnings and profits for 2012, or future taxable periods during the time the Series J preferred stock will be outstanding cannot be known at this time. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2012.

Actual distributions of cash or property with respect to shares of Series J preferred stock will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits, if any, as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis of such shares of Series J preferred stock and thereafter as capital gain.

Sale or Other Disposition of Series J Preferred Stock

Except as described below regarding Section 306 Stock, on the sale or taxable disposition (other than by redemption) of Series J preferred stock, a U.S. holder will recognize capital gain or loss equal to the difference between (i) the proceeds of sale and (ii) the holder’s adjusted tax basis in the Series J preferred stock allocated pursuant to the rules discussed herein. Any capital gain or loss will be long-term capital gain or loss if the holding period for the Series J preferred stock exceeds one year at the time of disposition, and results will be similar to those discussed below in the section “Taxation of Common Stock.”

Special Rules if Series J Preferred Stock Constitutes Section 306 Stock

As discussed above in “Special Rules if Subscription Rights Constitute Section 306 Stock,” it is possible for the subscription rights to be treated as Section 306 Stock. If the subscription rights are treated as Section 306 Stock, the Series J preferred stock received upon the exercise of the subscription rights will also be treated as Section 306 Stock to the extent the subscription rights were so treated. Thus, rules similar to those described above under “Special Rules if Subscription Rights Constitute Section 306 Stock” generally would apply to a subsequent sale or taxable disposition (other than in redemption) of the Series J preferred stock that is treated as Section 306 Stock.

Taxation of Common Stock Warrants

Sale or other Taxable Disposition of Common Stock Warrants

Upon the sale, exchange or other taxable disposition of a common stock warrant, in general, you will recognize taxable gain or loss measured by the difference, if any, between (i) the amount realized on the sale, exchange or other taxable disposition, and (ii) your adjusted tax basis in the common stock warrant as allocated pursuant to the rules discussed herein. Your gain or loss generally will be capital gain or loss and generally will be long term capital gain or loss if, at the time of the sale or other disposition, your holding period for the warrant is more than one year.

Exercise of Common Stock Warrants

It is expected that those exercising a common stock warrant would not recognize gain or loss for U.S. federal income tax purposes because the common stock warrant should be treated as an option to acquire common stock. A U.S. Holder exercising a common stock warrant would have initial tax basis in common stock received (including any tax basis attributable to a fractional share of common stock), equal to such person’s adjusted tax basis in the common stock warrant exercised, increased by the amount of cash paid to exercise the common stock warrant. If the common stock warrant is treated as an option to acquire common stock, a person’s holding period for the common stock received on exercise generally would commence on the day following the exercise.

Lapse of Common Stock Warrants

A person that allows a common stock warrant to lapse would generally recognize a loss for U.S. federal income tax purposes equal to the adjusted tax basis of the common stock warrant. In general, such a loss would be a capital loss, and would be a short term or long term capital loss depending on the person’s holding period for the warrant.

Taxation of Common Stock

Sale or other Taxable Disposition of Common Stock

If you sell or otherwise dispose of any shares of the common stock received upon the exercise of a common stock warrant, you will generally recognize capital gain or loss equal to the difference between your amount realized and your adjusted tax basis of such shares of common stock. Your adjusted tax basis in such shares of common stock will be your previous adjusted tax basis in the exercised common stock warrant plus any amount paid to exercise such common stock warrant. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares of common stock is more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale or other disposition of subscription rights or rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding (currently at a rate of 28%). Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9 or valid substitute Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

Tax Consequences to the Company

As of December 31, 2011, we had net operating loss carryforwards of approximately $238 million for U.S. federal income tax purposes. An ownership change generally would produce an annual limitation on the utilization of our pre-ownership change net operating losses and certain other tax assets if the aggregate stock ownership of holders of at least 5% of our stock increases by more than 50 percentage points over the preceding three year period. The amount of the annual limitation generally is equal to the value of our stock immediately prior to the ownership change multiplied by the federal long-term tax-exempt rate.

The common stock warrants should be options for U.S. federal income tax purposes and upon issuance should qualify for the safe harbor under Treasury Regulation Section 1.382-4(d). Qualification for this safe harbor will result in the common stock warrants not being treated as stock for purposes of Section 382 prior to the time such warrants are exercised. We intend to take the position that the Series J preferred stock is not “stock” for purposes of determining an ownership change under Section 382 of the Code, as described above. Assuming the Series J preferred stock is not “stock” for purposes of Section 382 of the Code, the purchase of Series J preferred stock pursuant to the rights offering should not trigger an ownership change with respect to our stock. This position is not binding on the IRS, or the courts, however. Stock described in Section 1504(a)(4) is not considered “stock” for purposes of measuring an ownership change as described in the preceding paragraph. Section 1504(a)(4) states that for purposes of this subsection, the term “stock” does not include any stock which (A) is not entitled to vote in the election of our directors, (B) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (C) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption premium or liquidation premium), and (D) is not convertible into another class of stock. The Series J preferred stock is non-voting for purposes of Section 1504(a)(4), non-convertible and does not participate in corporate growth to any significant extent. Further, the Series J preferred stock is redeemable by the holders in only limited circumstances. Based on the applicable guidance, we intend to take the position that the Series J preferred stock is Section 1504(a)(4) stock and, therefore, not includible in measuring an ownership change. Brown Rudnick LLP is not opining on the characterization of the Series J preferred stock as Section 1504(a)(4) stock because the analysis will depend on whether the redemption premium is reasonable. Currently, it is unclear what constitutes a reasonable redemption premium for purposes of Section 1504(a)(4). Previously, the IRS permitted taxpayers to rely on the Treasury regulations promulgated under Section 305 which provided a safe harbor under which redemption premiums on preferred stock were considered reasonable. Under the Section 305 Treasury regulations, the safe harbor amount was 10% of the issue price on the stock. However, this safe harbor was removed from the applicable Treasury regulation. Additionally, in December 2011, IRS Chief Counsel released an advice memorandum stating that it was no longer proper to analogize the Section 1504(a)(4) rules to the previous Section 305 Treasury regulations. Based on the lack of definitive guidance and the recent IRS Chief Counsel advice memorandum, it is unclear what position the IRS will take in the absence of the safe harbor Treasury regulation and it is unclear what position a court will take in the absence of IRS guidance. Further, at the time of this filing the amount of the redemption premium is unclear and this amount will not be confirmed until we have determined the allocation of the subscription price between the Series J preferred stock and the common stock warrants. This allocation will be based on a valuation of the fair market value of these components, which we will complete following the closing of this rights offering, and this amount cannot be confirmed as of the date of this filing. Further, our allocation is not binding on the IRS and no assurance can be given that the IRS will accept our allocation. If the IRS were to successfully challenge our allocation, it could adversely impact the amount of the Series J preferred stock redemption premium which could impact our position that the Series J preferred stock is not “stock” for purposes of measuring an ownership change under Section 382. The uncertain facts render Brown Rudnick LLP unable to opine on this issue.

Recent Tax Legislation

For taxable years beginning after December 31, 2012, certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their dividends and net gains from the disposition of shares of Series J preferred stock. If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares of Series J preferred stock.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE SUBSCRIPTION RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS. ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Overview

We will distribute the subscription rights certificates and copies of this prospectus to individuals who owned shares of our common stock at 5:00 p.m. New York City time on July 23, 2012, the record date of the rights offering. If you wish to exercise your subscription rights and purchase units, you should complete the rights certificate and return it with payment for the shares to the subscription agent at the following address:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Corporate Actions

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions about whether your completed rights certificate or payment has been received, you may call our information agent, Phoenix Advisory Partners, at (877) 478-5038 (toll-free) or, for banks and brokers, at (212) 493-3910.

Directors, Executive Officers and Employees

We are offering units directly to you pursuant to the rights offering. Our directors and executive officers who own shares of our common stock may participate in the solicitation of our stockholders for the exercise of subscription rights for the purchase of units. We will reimburse these persons for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other employees of Motricity, Inc. may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights or answering questions of a ministerial nature. Other questions from prospective purchasers will be directed to our executive officers. Our other employees have been instructed not to solicit the exercise of subscription rights for the purchase of units or to provide advice regarding the exercise of subscription rights. None of our officers, directors or employees will be compensated in connection with their participation in the rights offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the subscription rights or units.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, and certain tax matters, will be passed upon for us by Brown Rudnick LLP.

EXPERTS

The consolidated financial statements of Motricity, Inc. as of December 31, 2011 and for the year ended December 31, 2011 incorporated into this prospectus by reference to our Current Report on Form 8-K filed on May 25, 2012 have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Motricity, Inc. as of December 31, 2010 and for each of the two years in the period ended December 31, 2010 incorporated into this prospectus by reference to our Current Report on Form 8-K filed on May 25, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Adenyo Inc., which comprise the consolidated statement of financial position as at December 31, 2010, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, have been incorporated herein by reference to Amendment No. 4 to Current Report on Form 8-K filed on April 14, 2011 filed on Form 8-K/A on February 3, 2012 in reliance upon the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Silverback Media Plc, which comprise the consolidated statement of financial position as at December 31, 2009, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, have been incorporated herein by reference to Amendment No. 4 to Current Report on Form 8-K filed on April 14, 2011 filed on Form 8-K/A filed on February 3, 2012 in reliance upon the report of MSPC Certified Public Accountants and Advisors, PC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

MATERIAL CHANGES TO EXECUTIVE COMPENSATION

Since the filing of our Form 10-K for the fiscal year ended December 31, 2011 on March 10, 2012, we have made the following material changes to our executive compensation:

Peer Group. In April 2012, we renewed our retention of Frederic W. Cook & Co. as our independent compensation consultant to review our policies and procedures with respect to executive compensation in connection. Following Frederic W. Cook & Co.’s review of our executive compensation policies and as a consequence of the Company’s restructuring of its business that began in the fall of 2011, in May 2012, the Compensation Committee approved an updated peer group of companies consisting of the following:

American Software	AutoByTel	Bsquare	Carbonite	Cinidigm Digital
Digimarc	Egain Comm	Envivio	Local.com	Market Leader
Netsol Tech	Pervasive Software	Scientific Learning	Smith Micro	Soundbite
Synacor	Zix

In addition, based on Frederic W. Cook & Co.’s review of our executive compensation policies, in May 2012, our Compensation Committee approved the company’s corporate incentive plan for 2012, revised our stock ownership guidelines and amended our executive severance/change in control plan and form stock award for executive officers, each as described below.

Executive Officers and Employment Agreements. On May 21, 2012 we entered into an employment offer letter with Nathan Fong, pursuant to which Mr. Fong commenced serving as the Company’s Chief Financial Officer on June 12, 2012. Under the terms of Mr. Fong’s offer letter, Mr. Fong will be entitled to an annual base salary of $300,000. Additionally, in accordance with the terms of the Mr. Fong’s offer letter and the 2010 LTIP, the Compensation Committee approved the grant to Mr. Fong of an option to purchase 460,000 shares of our common stock effective upon the completion of this rights offering, 25% of which will vest in equal tranches on each of the first four anniversaries of Mr. Fong’s employment date and 75% of which shall vest on the third anniversary of Mr. Fong’s employment date provided that certain stock price targets are achieved. Under the terms of Mr. Fong’s offer letter, Mr. Fong will be eligible to participate in the 2012 CIP and is subject to non-disclosure, non-competition and non-solicitation covenants. Furthermore, under Mr. Fong’s offer letter, if we terminate Mr. Fong’s employment without cause, as defined in our Amended and Restated Executive Severance and Change of Control Plan, he would receive six months of continued base salary payments.

On May 22, 2012, we amended Mr. Stalzer’s offer letter. Pursuant to the amendment, Mr. Stalzer will be entitled to purchase 460,000 shares of the Company’s common stock under the Company’s 2010 LTIP effective upon the completion of this rights offering, 25% of which will vest in equal tranches on each of the first four anniversaries of Mr. Stalzer’s employment date and 75% of which shall vest on the third anniversary of Mr. Stalzer’s employment date provided that certain stock price targets are achieved.

Short Term Incentive Plans. On May 17, 2012, the Compensation Committee approved the Company’s Corporate Incentive Plan for 2012 (the “2012 CIP”). The 2012 CIP is intended to aid in the retention of highly qualified employees by providing eligible employees with additional compensation for their contributions to the achievement of our financial objectives. In order to be eligible to participate in the 2012 CIP and receive a bonus award, a participant must be a full-time active employee and working in a bonus eligible position and must be actively employed and in good standing on the actual bonus pay date in order to be eligible to receive a payout. The Compensation Committee set target bonuses that are structured by position or job level as a percentage of an eligible employee’s annual base salary. For all named executive officers and other eligible employees, the 2012 CIP provides that a portion of the target bonus is tied to the achievement of our EBITDA objectives and a portion is tied to the achievement of our revenue objectives and, if the minimum EBITDA and revenue objectives are met, a portion is discretionary as determined by the Compensation Committee and our chief executive officer and chief financial officer, provided that discretionary payouts for our chief executive officer and chief financial officer are determined by the Compensation Committee. Furthermore, payouts based on the achievement of EBITDA and revenue objectives cannot exceed 150% of the portion of the each executive’s target bonus tied to such objective. The clawback policy incorporated into our 2011 CIP pursuant to which named executive officers and other 2011 CIP participants would be required to return incentive compensation paid to them if the financial results upon which the awards were based are restated and has further expanded the scope of the clawback through an amendment to the plan was also incorporated into the 2012 CIP.

Stock Ownership Guidelines. In May 2012, we further updated the ownership guidelines for the named executive officers to require that our chief executive officer is required to own, by September 2016, stock equal in value to at least three times the chief executive officer’s annual base salary and that the other named executive officers are required to own, by September 2016, stock equal in value to at least one times such named executive officer’s annual base salary. Furthermore, under the revised guidelines, no named executive officer shall be permitted to transfer shares of our common stock obtained on vesting in restricted stock or exercise of an option other than to pay applicable federal and state tax withholdings, unless such officer has satisfied the stock ownership guidelines by September 2016 and that any failure to satisfy the guidelines will be treated as a violation of the Company’s policies and procedures and, in the sole discretion of our board of directress, may give rise to termination for cause.

Revised Stock Award Agreement. In May 2012, the Compensation Committee adopted a revised form of stock option agreement for our named executive officers which provides that any stock options issued to the named executive officers will vest as follows: (i) twenty-five percent (25%) of the shares subject to an option will vest in four (4) equal tranches on each anniversary of the vesting commencement date (i.e., 6.25%); and (ii) the remaining seventy-five percent (75%) of the shares subject to the option will vest on the third (3rd) anniversary of the applicable vesting commencement date, subject to the achievement of specified performance targets: thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a specified target price; thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a specified target price; and (iii) thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a specified target price. The target price of our common stock will be determined based upon the average of the closing prices of our shares of common stock on a nationally recognized securities exchange over a ninety (90) day period.

Amended Executive Severance/Change in Control Plan. To focus our executive officers on their duties rather than potential distractions from a change of control of our company, the Compensation Committee adopted an Executive Officer Severance/Change in Control Plan on March 16, 2011 and amended the plan effective May 30, 2012 and June 14, 2012. Executive officers other than the chief executive officer are eligible to participate in the plan during the two year period following his or her date of initial eligibility for benefits thereunder if so designated by the Compensation Committee. Under the plan as amended, any executive who participates in the plan who is terminated by the Company without cause will receive six months of continued base salary payments, and any executive who participates in the plan who is terminated by the Company without cause or by the executive for good reason within 12 months from a change in control will receive six months of continued base salary payments and accelerated vesting as to 75% of any then unvested options, restricted stock or performance stock units.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the Registration Statement, including the exhibits to the Registration Statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are summaries only and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Securities and Exchange Commission.

We maintain a website at www.motricity.com. The information on or available through our website is not, and should not be considered, a part of this report. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports, as well as other reports relating to us that are filed with or furnished to the Securities and Exchange Commission free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. In addition, you may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information that we file electronically with the Securities and Exchange Commission.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to documents incorporated by reference. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference. In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later. Other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Securities and Exchange Commission rules, we incorporate by reference the documents listed below:

Our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 13, 2012;

Our Quarterly Report on 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission on May 10, 2012;

Our Current Reports on Form 8-K, as filed with the Securities and Exchange Commission on January 5, 2012, January 19, 2012, January 23, 2012, March 1, 2012, May 23, 2012, May 25, 2012, May 29, 2012, May 31, 2012, June 19, 2012 and June 27, 2012;

Amendments to our Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on April 14, 2011, as amended on our Form 8-K/A, as filed with the Securities and Exchange Commission on January 23, 2012 and on our Form 8-K/A, as filed with the Securities and Exchange Commission on February 3, 2012;

Amendment to our Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on January 5, 2012, as amended on our Form 8-K/A, as filed with the Securities and Exchange Commission on January 9, 2012; and

Amendment to our Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on May 23, 2012, as amended on our Form 8-K/A, as filed with the Securities and Exchange Commission on June 21, 2012.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Motricity, Inc.

601 108th Ave Northeast

Suite 900 Bellevue, WA 98004

(425) 957-6200

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F. Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (www.sec.gov) that contains periodic reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Motricity. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

In addition, we make available, without charge, through our website, www.motricity.com, electronic copies of our filings with the Securities and Exchange Commission, including copies of annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these filings, if any. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Until September 3, 2012 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUBSCRIPTION RIGHTS TO PURCHASE

UNITS CONSISTING OF AN AGGREGATE OF 1,200,000 SHARES OF

12% REDEEMABLE SERIES J PREFERRED STOCK AND 14,248,741 WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK AT A PRICE OF $0.51 PER SHARE AT $0.65 PER UNIT

July 24, 2012